                                                                   EXHIBIT 10.18



                                                                    June 9, 1999



                                 OFFICE LEASE


                                by and between

                       WESTMARK TERRACE TOWER II, INC.,
                            a Delaware corporation,
                                  as Landlord


                                      and


                           INTEK INFORMATION, INC.,
                            a Delaware corporation,
                                  as Tenant,


                                   Premises:
                        5619 DTC Parkway, Twelfth Floor
                              Englewood, Colorado

                               TABLE OF CONTENTS
                                 OFFICE LEASE
                               Terrace Tower II

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Article                                                 Page
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

1.    BASIC LEASE PROVISIONS..........................     1
2.    DEMISE..........................................     2
3.    TERM............................................     3
4.    RENT............................................     3
5.    SECURITY DEPOSIT................................     8
6.    USE OF PREMISES; PARKING........................     9
7.    RULES AND REGULATIONS...........................    10
8.    SERVICES PROVIDED...............................    10
9.    LEASEHOLD IMPROVEMENTS; ALTERATIONS.............    12
10.   CONDITION OF PREMISES...........................    13
11.   SURRENDER OF THE PREMISES.......................    14
12.   DAMAGE OR DESTRUCTION...........................    14
13.   EMINENT DOMAIN..................................    15
14.   RELEASE, WAIVER AND INDEMNIFICATION.............    16
15.   INSURANCE; WAIVER OF SUBROGATION................    17
16.   LANDLORD'S RIGHT OF ACCESS......................    18
17.   RIGHTS RESERVED TO LANDLORD.....................    19
18.   ABANDONMENT.....................................    20
19.   TRANSFER OF LANDLORD'S INTEREST.................    20
20.   TRANSFER OF TENANT'S INTEREST...................    20
21.   DEFAULT; LANDLORD'S RIGHTS AND REMEDIES.........    22
22.   WAIVER OF COUNTERCLAIMS AND JURY TRIAL..........    25
23.   HOLDING OVER....................................    25
24.   SUBORDINATION; ATTORNMENT; ESTOPPEL CERTIFICATE.    26
25.   HAZARDOUS MATERIALS.............................    28
26.   RELOCATION OF TENANT............................    29
27.   NOTICES AND DEMANDS.............................    29
28.   MISCELLANEOUS; TENANT OPTIONS...................    30

      SIGNATURE PAGE..................................    34

                                 OFFICE LEASE


     This Lease is made and executed as of this 9/th/ day of June, 1999, by the parties hereinafter identified as Landlord and Tenant and upon the following terms and conditions:

                                   ARTICLE 1
                            BASIC LEASE PROVISIONS

For purposes of this Lease, the following terms shall have the meanings ascribed to them in this Article 1:

1.01 Landlord and Address:

     Westmark Terrace Tower II, Inc.
     c/o CB Richard Ellis Investors, L.L.C.
     865 S. Figueroa Street, 35th Floor
     Los Angeles, CA 90017
     Attn:  Asset Manager/5619 DTC Parkway

1.02 Tenant and Address:

     Intek Information, Inc.
     5619 DTC Parkway, Suite 1200
     Englewood, CO 80111
     Attn:  Annette Gray

1.03 Guarantor(s) and Current Address(es):  None.

1.04 Building: That certain building and other improvements located on property commonly known and numbered as 5619 DTC Parkway, Englewood, Colorado 80111 ("Property"). The Building shall be deemed to contain 240,609 rentable square feet, whether the same be more or less in actuality. The legal description of the Property on which the Building is located is set forth in Exhibit A hereto.

1.05 Premises: The twelfth floor of the Building, but excluding that area cross-hatched, as shown on the floor plan attached hereto as Exhibit B.

1.06 Area of Premises: The Premises shall be deemed to contain 15,613 rentable square feet, whether the same be more or less in actuality. Said 15,613 rentable square feet is the final agreement of the parties and not subject to adjustment.

1.07 Term: Six (6) years.

1.08 Commencement Date: July 1, 1999.

1.09 Expiration Date: June 30, 2005.

1.10 Total Monthly Base Rent for the Term: Two Million Five Hundred Twenty-Nine Thousand Three Hundred Six and No/100ths Dollars ($2,529,306.00).

1.11 Monthly Base Rent:

     Dates                    Annual Base Rent     Monthly Base Rent
     -----                    ----------------     -----------------

     July 1, 1999 through     $421,551.00          $35,129.25
     June 30, 2005*

*Subject to abatement as set forth in Exhibit F attached hereto.

Monthly Base Rent is independent of the number of rentable square feet in either the Premises or Building.

1.12 Tenant's Share:  6.4890%.

1.13 Base Operating Year: Intentionally Omitted

1.14 Base Expenses (including Operating Expenses and Taxes, as defined below):
The sum of Two Million Forty-Five Thousand One Hundred Seventy-Six and 50/100ths Dollars ($2,045,176.50).

1.15 Base Taxes: Intentionally Omitted

1.16 Security Deposit: See Article 5 below.

1.17 Broker(s) and Address(es):

     Landlord's Broker: CB Richard Ellis, Inc.
                        7979 E. Tufts Avenue Parkway, Suite 600
                        Denver, Colorado 80237

     Tenant's Broker:   The Staubach Company
                        1125 17th Street, Suite 1420
                        Denver, Colorado 80202

1.18 Landlord's Management Agent and Address:

          CB Richard Ellis, Inc.            with a copy to:
          1050 17th Street, Suite 800       CB Richard Ellis, Inc.
          Denver, Colorado 80265            1720 S. Bellaire Street, Suite 201
          Attn: Real Estate Manager         Denver, Colorado 80222
                                            Attn: Real Estate Manager

     or such other Management Agent as Landlord may designate from time to time.

1.19 Rent Payment Address:

     Westmark Terrace Tower II, Inc.
     P.O. Box 730212
     Dallas, TX 75373-0212

1.20 Parking Spaces: Sixty-two (62) parking spaces in the parking facilities associated with the Building (50 shall be in the covered parking structure and 12 shall be uncovered parking space on the top deck of the parking structure). All Parking Spaces shall be unassigned, unreserved and on a first come, first served basis.

1.21 Monthly Parking Rent: $2,500.00 per month for the Parking Spaces (calculated based on $50.00 per month for each covered unreserved parking space and $0.00 per month for each uncovered unreserved space) ("Monthly Parking Rent"), payable as Rent, as defined in Section 4.02 below.

                                   ARTICLE 2
                                    DEMISE

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises for the Term and upon the terms, covenants and conditions set forth in this Lease. Subject to the provisions of Section 28.18 (Landlord's Contingency) below, this Lease shall be in full force and effect from the date it is signed and delivered by Landlord and Tenant. Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of the terms, covenants and conditions by it to be kept and performed. This Lease is made upon the condition of such performance. All square footages referenced herein are based on "rentable" (as opposed to "useable") square feet, unless specifically indicated otherwise. No such square footages shall be subject to retroactive adjustments under any circumstances. Tenant hereby accepts the Premises in its current "as is" condition.

                                   ARTICLE 3
                                     TERM

The term of this Lease shall commence on the Commencement Date and expire on the Expiration Date unless sooner terminated as provided in this Lease and except as provided in the Work Letter attached hereto as Exhibit C. If Landlord shall be unable to deliver possession of the Premises to Tenant on the Commencement Date for any reason whatsoever, this Lease shall not be void or voidable and Landlord shall not be subject to any liability for the failure to deliver possession on said date nor shall such failure to deliver possession on the Commencement Date affect the validity of this Lease or the obligations of Tenant hereunder. Immediately following the Commencement Date, Tenant shall execute and deliver to Landlord a confirmation of certain dates applicable to this Lease substantially in the form attached hereto as Exhibit D and incorporated herein by this reference.

                                   ARTICLE 4
                                     RENT

     4.01 Definitions. For purposes of this Lease, the following terms shall
          -----------
  have the meanings ascribed to them in this Section 4.01:

          (a)  "Adjustment Year" shall mean each calendar year or part thereof
                ---------------
during the Term.
          (b)  "Operating Expenses" shall mean and include all amounts, expenses
                ------------------
and costs of whatever nature that Landlord incurs or pays because of or in connection with the ownership, control, operation, repair, management, replacement or maintenance of the Building, all related improvements thereto or thereon and all machinery, equipment, landscaping, fixtures and other facilities, including personal property, as may now or hereafter exist in or on the Building. Operating Expenses shall be determined in accordance with generally accepted accounting principles consistently applied and shall include, but shall not be limited to, the following:

               (1) Wages, salaries, fees, related taxes, insurance costs, benefits (including amounts payable under medical, pension and welfare plans and any amounts payable under collective bargaining agreements) and reimbursement of expenses of and relating to all personnel engaged in operating, repairing, managing and maintaining the Property;

               (2) All supplies and materials related to the management, operation, maintenance and repair of the Building, including sales tax imposed in connection with the purchase thereof;

               (3) Legal and accounting fees and expenses related to the management, operation, maintenance and repair of the Building (except for legal fees incurred in connection with the negotiation or the collection of amounts due under leases);

               (4) Cost of all utilities for the Building and all premises therein, including, without limitation, water, sewer, power, fuel, heating, lighting, air conditioning and ventilating, as well as any and all costs directly or indirectly associated with changing providers of such utilities;

               (5) Fees and other charges payable under or in respect of all maintenance, repair, janitorial, security and other service agreements for or pertaining to the Building;

               (6) Cost of all insurance, including all deductibles thereunder, relating to the Building, or the ownership, its occupancy or operations thereof;

               (7) Cost of repairs and maintenance of the Building, excluding only such costs which are paid by the proceeds of insurance, by Tenant or by other third parties (other than payment by Tenant or other tenants of the Operating Expenses);

               (8) Amortization of the cost (plus interest at the then current market rate on the unamortized portion of such cost from time to time) of capital repairs, replacements and improvements, including, without limitation, those that are for the purpose of reducing costs includible in the definition of Operating Expenses or that may be required by governmental authority, including but not limited to, pursuant to the Americans with Disabilities Act. All such costs shall be amortized over the reasonable useful life of the capital investment items, with the reasonable useful life and amortization schedule being determined in accordance with sound management accounting principles;

               (9) Reasonable and customary management fees and reimbursed expenses of Landlord's Management Agent and administrative expenses not borne by Landlord's Management Agent;

               (10) Fees and charges under any declaration of covenants, easements or restrictions affecting the Building; and

               (11) Expenses of a building event, or of a decorative or community promotional nature, including, without limitation, costs of Building-wide social events and/or parties, community interest displays, artwork and seasonal (holiday) decorations; and

               (12) Taxes (as defined below).

Notwithstanding the foregoing, Operating Expenses shall not include:

               (1) Principal or interest payments with respect to mortgages against the Building;

               (2)  Ground lease payments;

               (3)  Depreciation;

               (4) The cost of replacement of capital investment items to the extent not amortized over the applicable useful life and except as provided in
Section 4.01 (b)(8);

               (5) Charges for special items or services billed separately to (and in addition to Expense Adjustment Statements) and paid by tenants of the Building; or

               (6) Leasing commissions or other expenses solely related to marketing space in the Building;

               (7) Costs associated with the operation of the business of the ownership or entity which constitutes "Landlord", as the same are distinguished from the costs of operating the Building including, but not limited to, legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), legal fees incurred in the negotiation and enforcement of tenant leases (excluding Tenant's Lease) and costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Building;

               (8) Costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants in the Building, or incurred in renovating or otherwise improving, modifying, decorating, painting or redecorating vacant space for occupancy by tenants or other occupants of the Building, or incurred in the design, manufacture, and installation of other tenants' signs;

               (9) Interest, principal payments, points and fees on debts or amortization on any mortgage or deed of trust encumbering the Building;

               (10) Costs of any items to the extent Landlord receives reimbursement from insurance proceeds from Landlord's or Tenant's insurance carriers (such proceeds to be excluded from Operating Expenses in the year in which received, except that any deductible amount under any insurance policy of Landlord shall be included within Operating Expenses) or from a third party;

               (11) Any bad debt loss, rent loss, or reserves for bad debts or rent loss;

               (12) The cost of providing any service directly to and paid directly by any tenant (other than through Operating Expense pass through provisions), and the cost of services provided selectively to one or more tenants of the Building (other than Tenant) without reimbursement;

               (13) The wages of any employee above the grade of building manager;

               (14) Fines, penalties and interest incurred as a result of Landlord's negligence or willful misconduct;

               (15) Landlord's cost of electricity and other services which it has sold to tenants and for which Landlord has been reimbursed;

               (16) The cost of services provided by Landlord's affiliates to the extent that such costs would exceed the costs of such services rendered by unaffiliated, qualified third parties on a competitive basis;

               (17) Costs arising from Landlord's direct charitable or political (monetary) contributions;

               (18) Costs of any fees or sewer or water connection fees for the benefit of any particular tenant in the Building;

               (19) Any entertainment, dining or travel expenses for any purpose, except as may be incurred by Landlord's Management Agent in connection with its management of the Building;

               (20) Any expenses incurred by Landlord for use of any portions of the Building to accommodate private parties or ceremonies;

               (21) The cost of any legal or accounting services rendered by "in-house" legal counsel and/or accountants (exclusive of any legal or accounting services provided by Landlord's Management Agent in the course of managing the Building and compensated as a part of management fees and reimbursed expenses);

               (22) Costs incurred by Landlord arising from the violation by Landlord or any tenant of the terms and conditions of any lease of space in the Building;

               (23) Costs arising from the negligence or fault of other tenants or Landlord or its agents, or any vendors, contractors, or providers of materials or services selected, hired or engaged by Landlord or its agents; and

               (24) The costs incurred in correcting latent defects in the foundation or structural members of the Building, except that conditions resulting from ordinary wear and tear will not be deemed defects for the purpose of this category.

In the event any facilities, services or utilities in connection with the Building are provided from resources common with another Building owned or operated by Landlord, the costs incurred by Landlord in connection therewith shall be allocated to Operating Expenses of the Building and the other building by Landlord on a reasonably equitable basis. If at any time the Building is not fully occupied or Landlord is not supplying services to all rentable areas of the Building during an entire calendar year, then Landlord may adjust actual Operating Expenses to Landlord's estimate of that amount which would have been paid or incurred by Landlord as Operating Expenses had the Building been fully occupied or serviced, and the Operating Expenses as so adjusted shall be deemed to be the actual Operating Expenses for such calendar year. If Landlord does not furnish during any Adjustment Year any particular work or service (the cost of which, if performed by Landlord, would constitute an Operating Expense) to a tenant which has undertaken to perform such work or service in lieu of the performance thereof by Landlord, then Operating Expenses shall be deemed to be increased by an amount equal to the additional expense which would reasonably have been incurred during such Adjustment Year by Landlord if it had, at its cost, furnished such work or service to such tenant. The provisions of the preceding sentences will apply only to those Operating Expenses that either vary with occupancy or by reason of one or more tenants not receiving goods or services, the cost of which constitutes all or part or such Operating Expenses. Landlord agrees that Landlord will not collect or be entitled to collect Operating Expenses from all of its tenants in an aggregate amount which is in excess of one hundred percent (100%) of the Operating Expenses actually accrued or paid by Landlord in connection with the operation of the Building.

          (c) "Taxes" shall mean and include all federal, state and local government taxes, assessments and charges of any kind or nature, whether general, special, ordinary or extraordinary, accruing during a calendar year with respect to the Building; provided, real estate taxes and special assessments (except as provided below) shall be included in Taxes for a calendar year only to the extent such taxes and assessments are paid during such calendar year, regardless of when assessed. In addition, "Taxes" shall include, without limitation, real estate and transit district taxes and assessments, sales and use taxes, ad valorem taxes, personal property taxes, any lease or lease transaction tax and all taxes, assessments and charges in lieu of, substituted for, or in addition to, any or all of the foregoing taxes, assessments and charges. Notwithstanding any provision of this Section 4.01(c) to the contrary, Taxes shall not include any federal, state or local government income, franchise, capital stock, inheritance or estate taxes, except to the extent such taxes are in lieu of or a substitute for any of the taxes, assessments and charges previously described in this Section 4.01 (c). "Taxes" shall also include the amount of all fees, costs and expenses (including, without limitation, attorneys' fees and court costs) paid or incurred by Landlord each calendar year in seeking or obtaining any refund or reduction of Taxes or for contesting or protesting any imposition of Taxes, whether or not successful and whether or not attributable to Taxes accrued, assessed, paid or incurred in such calendar year. If any special assessment payable in installments is levied against all or any part of the Property, then Taxes for the calendar year in which such assessment is levied and for each calendar year thereafter shall include only the amount of any installments of such assessment plus interest thereon accrued during such calendar year (without regard to any right to pay, or payment of, such assessment in a single payment). If the Property is not assessed as fully improved for any calendar year or part thereof, Landlord may make an adjustment to the amount of Taxes for each such calendar year to reflect the amount of Taxes which would have been assessed if the Property had been assessed as fully improved, and the amount of any such adjustment shall be included on the amount of Taxes for such calendar year. If the Building is not fully leased and occupied by tenants during all or any portion of a calendar year, then Landlord may make an adjustment to the amount of Taxes for such calendar year to reflect the amount of Taxes which would have been assessed if the Building had been fully leased and occupied by tenants during such calendar year, and the amount of any such adjustment shall be included in the amount of Taxes for such calendar year.

     4.02 Payment of Rent. Tenant shall pay to Landlord's Management Agent, at
          ---------------
the address set forth in Article 1 above as the Rent Payment Address or to such other person or entity and/or at such other place as Landlord may from time to time direct in writing, all amounts due Landlord from Tenant hereunder, including, without limitation, Monthly Base Rent, Monthly Parking Rent and Expense Adjustment (all amounts due hereunder being referred to collectively as "Rent"). Except as specifically provided in this Lease, Rent shall be paid without abatement, deduction or set off of any kind, it being the intention of the parties that, to the full extent permitted by law, Tenant's covenant to pay Rent shall be independent of all other covenants contained in this Lease, including Tenant's continued occupancy of the Premises. Tenant's obligation hereunder to pay Rent accruing during the Term (whether or not the amount thereof is determined or determinable as of the date of termination or expiration of this Lease) shall survive the termination of this Lease.

     4.03  Payment of Monthly Base Rent. Monthly Base Rent and Monthly Parking
           ----------------------------
Rent shall be payable monthly, in advance, on the first day of each calendar month during the Term, except that Monthly Base Rent for the first full calendar month of the Term for which Monthly Base Rent is due shall be paid concurrently with the execution of this Lease by Tenant. If the Term commences on a day other than the first day of a calendar month, then Monthly Base Rent for such month will be prorated on a per diem basis based on a thirty (30) day month and the excess of the installment or Monthly Base Rent paid concurrently with the execution of this Lease by Tenant over such prorated amount for the first calendar month of the Term shall be applied against Monthly Base Rent and Monthly Parking Rent for the first full calendar month of the Term.

     4.04  Adjustment. In addition to Monthly Base Rent, Tenant shall pay with
           ----------
respect to each Adjustment Year Tenant's Share of the amount by which the aggregate of Operating Expenses and Taxes for the Adjustment Year exceed the Base Expenses ("Adjustment"). As to any Adjustment Year during the Term which does not begin on January 1st or does not end on December 31st, Adjustments with respect to such Adjustment Year shall be prorated on a per diem basis.

     4.05  Payment of Adjustments.  Adjustments with respect to each Adjustment
           ----------------------
Year shall be paid in monthly installments in advance on the first day of each calendar month during such Adjustment Year in amounts sufficient to satisfy payment of the Adjustments for such Adjustment Year as reasonably estimated by Landlord from time to time prior to or during any Adjustment Year and communicated to Tenant by written notice ("Estimated Adjustment"). If Landlord does not deliver such a notice (an "Estimate") prior to the commencement of any Adjustment Year, Tenant shall continue to pay Estimated Adjustments as provided in the most recently received Estimate (or Updated Estimate, as defined below) or the latest determined Estimated Adjustment, whichever is greater, until the Estimate for such Adjustment Year is delivered to Tenant. If, during any Adjustment Year, Landlord reasonably determines that Operating Expenses for such Adjustment Year have increased or will increase, Landlord may deliver to Tenant an updated Estimate ("Updated Estimate") for such Adjustment Year. Monthly installments of Estimated Adjustments paid subsequent to Tenant's receipt of the Estimate or Updated Estimate for any Adjustment Year shall be in the amounts provided in such Estimate or Updated Estimate, as the case may be. In addition, Tenant shall pay to Landlord within twenty (20) days after receipt of such Estimate or Updated Estimate, the amount, if any, by which the aggregate installments of the Estimated Adjustments provided in such Estimate or Updated Estimate, as the case may be, with respect to prior months in such Adjustment Year exceed the aggregate installments of the Estimated Adjustment paid by Tenant with respect to such prior months. Within one hundred twenty (120) days after the end of each Adjustment Year, or as soon thereafter as practicable, Landlord shall send to Tenant a statement (the "Final Adjustment Statement") showing (i) the Operating Expenses for the immediately preceding year and the Base Expenses by general category in the manner customarily provided to tenants of the Building, (ii) the calculation of the Estimated Adjustment for such Adjustment Year, (iii) the aggregate amount of the Estimated Adjustment previously paid by Tenant for such Adjustment Year, and (iv) the amount, if any, by which the aggregate amount of the installments of Estimated Adjustment paid by Tenant with respect to such Adjustment Year exceeds or is less than the Adjustment for such Adjustment Year. Landlord shall have the right to bill Tenant separately for Adjustments in which event the provisions hereof shall apply to each as a separate Final Adjustment Statement. Tenant shall pay the amount of any deficiency to Landlord within ten (10) days after the date of such statement. Any excess shall, at Landlord's option, either be credited against payments past or next due under this Lease or refunded by Landlord, provided Tenant is not then in default under this Lease.

     4.06  Tenant's Review of Landlord's Books and Records. Tenant shall have
           -----------------------------------------------
the right to conduct a Tenant's Review, as hereinafter defined, at Tenant's sole cost and expense, upon thirty (30) days' prior written notice to Landlord. "Tenant's Review" shall mean a review of Landlord's books and records relating to (and only relating to) the Taxes and Operating Expenses payable by Tenant hereunder for the most recently completed calendar year (as reflected on Landlord's Final Adjustment Statement) by a Certified Public Accountant ("CPA") reasonably satisfactory to Landlord. Tenant's Review must be completed within sixty (60) days following Tenant's receipt of Landlord's Final Adjustment Statement for the most recently completed calendar year. In the event that Tenant fails to complete Tenant's Review of Operating Expenses and Taxes for the previous calendar year within such sixty (60) day period, Landlord's calculation of Operating Expenses and Taxes shall be final and binding on Tenant. Tenant hereby acknowledges and agrees that even if it has elected to conduct a Tenant's Review, Tenant shall nonetheless pay all Adjustments and payments to Landlord, subject to readjustment. Tenant further acknowledges that Landlord's books and records relating to the Building may not be located at the Building and Landlord is only obligated to make such books and records available to Tenant at a location within the metropolitan Denver area. Tenant shall provide to Landlord a copy of Tenant's Review as soon as reasonably possible after the date of such Review. If Tenant's Review reflects a reimbursement owing to Tenant by Landlord, and if Landlord disagrees with Tenant's Review, then Tenant and Landlord shall jointly appoint a CPA to conduct a review ("Independent Review"), which Independent Review shall be deemed binding and conclusive on both Landlord and Tenant. If the Independent Review results in a reimbursement owing to Tenant equal to five percent (5%) or more of the amounts reflected in the Final Adjustment Statement, the costs of the Independent Review shall be paid by Landlord, but otherwise Tenant shall pay the costs of the Independent Review. Under no circumstances shall Tenant conduct a review of Landlord's books and records whereby the auditor operates on a contingency fee or similar payment arrangement.

                                   ARTICLE 5
                               SECURITY DEPOSIT

     As security for the performance of its obligations under this Lease, Tenant, on the execution of this Lease, shall deposit with Landlord a security deposit in the amount set forth in Article I hereof (the "Security Deposit"), and agrees from time to time to pay Landlord within three (3) business days following the receipt of a request therefor, any sum or sums of money paid or deducted therefrom by Landlord pursuant to the provisions of this Lease, in order that at all times during the Term there shall be continually deposited with Landlord, a sum which shall never be less than the amount originally deposited. The Security Deposit shall not be deemed an advance payment of Rent, nor a measure of damages for any default by Tenant under this Lease, nor shall the Security Deposit be a bar or a defense to any action that Landlord may commence against Tenant. In the event of any default by Tenant hereunder, Landlord shall have the right, but shall not be obligated, to apply or retain all or any portion of the Security Deposit in payment of Tenant's obligations hereunder, but any such application or retention shall not have the effect of curing any such default.

     In lieu of a cash deposit by Tenant for a security deposit, Tenant shall deposit with Landlord and keep in full force and effect a clean, unconditional and irrevocable letter of credit issued by a bank acceptable to Landlord in its sole judgment, automatically renewing on an annual basis in the initial amount of Two Hundred Fifty Thousand and No/100ths Dollars ($250,000.00), which letter of credit shall be in the form annexed hereto as Exhibit G and incorporated herein by this reference ("Letter of Credit"). The Letter of Credit shall provide for written notice of non-renewal to be sent directly to Landlord at least thirty (30) days prior to such renewal date.

     At any time that a Default occurs, Landlord shall have the right to draw down the entire Letter of Credit and apply the proceeds or any part thereof in accordance with the provisions of the Lease. The proceeds of the Letter of Credit remaining after application of funds shall be held by Landlord as a cash security deposit without interest accruing thereon and subject to being commingled with the security deposits of other tenants. Landlord shall also have the right to draw down the entire Letter of Credit in the event Landlord does not receive notice that the date of expiry of the Letter of Credit will be extended by the issuing bank and Tenant fails to obtain and present to Landlord at east fifteen (15) days prior to the expiration of the Letter of Credit a substitute letter of credit. If Landlord shall have drawn down the Letter of Credit and applied all or a portion thereof in accordance with the terms of the Lease, then Tenant shall deposit with Landlord, within three (3) days after notice from Landlord, an amount of cash sufficient to bring the balance of the cash then being held by Landlord under the terms hereof to the amount of the original Letter of Credit. The failure by Tenant to deposit such additional amount within the foregoing time period shall be deemed a Default pursuant to
Section 21.01 of the Lease.

     Tenant hereby acknowledges the security provided by the Letter of Credit is provided as a continuing material inducement to Landlord, is provided as current and ongoing value to the Landlord, and constitutes an ongoing contemporaneous exchange for new value given for the Tenant's tenancy throughout the Term of the Lease, as may be extended.

     In the event of loss or destruction of the Letter of Credit, Tenant shall instruct the issuing bank to provide Landlord with a replacement Letter of Credit, and Landlord shall provide to the issuing bank an affidavit of loss or destruction in the form reasonably required by the issuing bank. Landlord may deliver the Letter of Credit or substitute cash security deposit to a purchaser of Landlord's interest in the Premises and the Building in the event such interest in sold, and thereupon Landlord shall be discharged from further liability with respect to the Letter of Credit. If claims of Landlord exceed the amount of the Letter of Credit, Tenant shall remain liable for such claims.

     On or after July 1, 2002, and provided there is no Default (declared or undeclared by Landlord) under this Lease and no event or condition which, with the passage of time, shall serve as the basis for a Default, the Letter of Credit or any substitute cash security deposit (or the balance thereof remaining after payment out of the same or deduction therefrom as provided above) shall be returned to Tenant, it being understood and agreed that, in the event of Default, the Letter of Credit or any substitute cash security deposit (if any) may be retained by Landlord through the Expiration Date of this Lease, at which time the cash substitute security deposit (or the balance thereof remaining after payment out of the same or deduction therefrom as provided above) shall be returned to Tenant no later than sixty (60) days following the Expiration Date. No interest shall be payable on any substitute cash security deposit. No Mortgagee (as hereinafter defined) or person or entity who acquires legal or beneficial title to the Building from such Mortgagee shall be liable for the return of the Letter of Credit or any substitute cash security deposit unless such Letter of Credit or substituted cash security deposit are actually received by such Mortgagee or purchaser.

                                   ARTICLE 6
                           USE OF PREMISES; PARKING

     6.01 Permitted Use. Tenant shall use and occupy the Premises solely for
          -------------
general administrative office purposes and for no other use or purpose.

     6.02 No Nuisance. Tenant shall not commit, or suffer to be committed, any
          -----------
annoyance, waste, nuisance, act or thing against public policy, of which may disturb the quiet enjoyment of Landlord or any other tenant or occupant of the Building. Tenant agrees not to deface or damage the Building in any manner.

     6.03 Parking. Tenant shall have a license from the Commencement Date until
          -------
expiration of the Term to use the Parking Spaces in common with other tenants and occupants of the Building and visitors, guests and invitees. Tenant may not use additional parking spaces without the prior written consent of Landlord, in its sole discretion. Tenant and its agents, employees, contractors, invitees or licensees shall not interfere with the rights of Landlord or others entitled to similar use of the parking facilities. All parking facilities furnished by Landlord shall be subject to the reasonable control and management of Landlord, who may, from time to time, establish, modify and enforce reasonable rules and regulations with respect thereto. Landlord further reserves the right to change, reconfigure, or rearrange the parking areas, to construct or repair any portion thereof, and to restrict or eliminate the use of any parking areas and do such other acts in and to such areas as Landlord deems necessary or desirable without such actions being deemed an eviction of Tenant or a disturbance of Tenant's use of the Premises and without Landlord being deemed in default hereunder. Landlord may, in its sole discretion, convert the parking facilities to a reserved and/or controlled parking facility. If specific parking spaces are not assigned pursuant to the terms of this Lease, Landlord reserves the right at any time to assign specific parking spaces and Tenant shall thereafter be responsible to insure that its agents, employees, contractors, invitees or licensees park in the specifically designated parking spaces. Tenant shall, if requested by Landlord, furnish to Landlord a complete list of the license plate numbers of all vehicles operated by Tenant, Tenant's employees and agents. Landlord shall not be liable for any damage of any nature to, or any theft of, vehicles, or contents thereof, in or about such parking facility. At Landlord's request, Tenant shall cause its employees and agents using Tenant's parking spaces to execute an agreement confirming the foregoing. Excessive use of the parking facilities by another tenant shall not be a default or breach of this Lease by Landlord, and shall not suspend or terminate any of Tenant's obligations under this Lease, and shall not entitle Tenant to exercise any other right or remedy it may be afforded hereunder or at law or in equity. Landlord may promulgate reasonable restrictions on the access to and from the parking facilities, including, without limitation the installation of a card-key access system (and Landlord may charge a commercially reasonable deposit for each such card-key issued).

     6.04 Number of Occupants. Tenant hereby acknowledges that Landlord desires
          -------------------
to limit the number of people occupying the Premises in order to maintain certain mechanical standards and appearances of the Building. Accordingly, notwithstanding any other provision of this Lease to the contrary (including, without limitation, provisions regarding use of the Premises, heating, ventilation and air conditioning and rules and regulations), Tenant hereby agrees that the aggregate number of people (including, without limitation, full-time employees, part-time employees, independent contractors and agents of Tenant) which may use or perform services or activities in the Premises shall not exceed a ratio of one (1) person for each two hundred fifty (250) rentable square feet of space in the Leased Premises, regardless of whether such people "office share", "job share" or work in shifts. Landlord hereby acknowledges that Tenant may, from time to time, allow invitees, guests and repair workers to enter the Premises for the purposes of meeting with employees and making repairs, and that the temporary presence of such people shall not be included in the aforementioned calculation.

                                   ARTICLE 7
                             RULES AND REGULATIONS

     Tenant agrees to observe the reservations and rights reserved to Landlord in this Lease. Tenant shall comply, and shall cause its employees, agents, clients, customers, guests and invitees to comply, with the rules and regulations attached hereto as Exhibit E, and such revised or additional rules and regulations adopted by Landlord during the Term and applied generally to all office tenants of the Building. Any violation by Tenant or any of its employees, agents, clients, customers, guests or invitees of any of the rules and regulations so adopted by Landlord shall be a default by Tenant under this Lease and may be restrained by court injunction; but whether or not so restrained, Tenant acknowledges and agrees that it shall be and remain liable for all damages, loss, costs and expense resulting from any violation by Tenant or such other persons of any of said rules and regulations. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce said rules and regulations of the terms, covenants and conditions of any other lease against any other tenant or any other persons, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, guests, invitees, licensees, customers, clients, family members, or by any other person.

                                   ARTICLE 8
                               SERVICES PROVIDED

     8.01 Landlord's Services. Landlord shall furnish:
          -------------------

     (a) Cooled or heated air in season to provide a temperature condition required, in Landlord's sole judgment, for comfortable occupancy of the Premises under general administrative office purposes and in the absence of the use of equipment which affects the temperature or humidity which would otherwise be maintained in the Premises, daily from 7:00 A.M. to 6:00 P.M. (Saturdays 8:00 A.M. to 12:00 P.M.), Sundays and Holidays (as defined below) excepted. If Tenant shall request, at least one (1) business day in advance, Landlord shall provide after hours cooled or heated air for the Premises; provided, that Tenant shall pay Landlord's charges for such service (currently in the amount of $50.00 per hour), which hourly charges are subject to change from time to time without notice, within ten (10) days after receipt of Landlord's invoices therefor. Further, if the use of heat generating equipment in the Premises affects the temperatures otherwise maintained by the air conditioning system for normal business operations, and thereby requires, in the sole judgment of Landlord, the modification of the air conditioning or ventilation systems (including installation of supplementary air conditioning units in the Premises, metering, recircuiting for metering, engineering design services, construction services and construction administration fees associated therewith) Landlord may elect to perform such modification, and the cost thereof shall be paid by Tenant to Landlord at the time of completion of such modification, or Landlord may elect to require Tenant to perform such modification, at Tenant's sole cost and expense. Any increased expense in maintaining or operating the system resulting, in Landlord's sole opinion, from such modification shall be paid by Tenant. In addition, Tenant shall, at Tenant's expense, perform all maintenance on any supplementary air conditioning units installed in accordance with this Section 8.01(a) unless, in the exercise of its right hereby expressly reserved, Landlord elects to perform part or all of such maintenance at Tenant's expense. Tenant agrees to keep and cause to be kept closed all entrance doors and windows and window coverings in the Premises and at all times to cooperate fully with Landlord in the operation of said system and to abide by all reasonable regulations and requirements which Landlord may prescribe to permit the proper functioning and protection of said heating, ventilation and air conditioning systems. For purposes of this Lease, "Holidays" means those federal or state holidays or such other days which Landlord, in its sole discretion, designates to Tenant as "Holidays" for purposes of this Lease, such designation being subject to change from time to time;

     (b) Washroom facilities, not within the Premises (unless Tenant leases an entire floor), for use by Tenant in common with other tenants in the Building;

     (c) Janitor service in and about the Premises as customarily provided in similar office buildings in the submarket area that the Building is located within, Saturdays, Sundays and Holidays excepted; and

     (d) Passenger elevator service in common with other tenants and occupants daily during normal Building hours, and otherwise by card key access only. Landlord shall provide limited freight elevator service at such times as Landlord shall determine.

     8.02 Government Restrictions. Tenant agrees that compliance with any
          -----------------------
mandatory or voluntary energy conservation measures or other legal requirements instituted by any appropriate governmental authority shall not be considered a violation of any terms of this Lease and shall not entitle Tenant to terminate this Lease or require abatement or reduction of Rent hereunder.

     8.03 Utility Consumption. In the event of either (i) a change in the type
          -------------------
of use of the Premises as permitted in Section 6.01 above or (ii) an increase in intensity in use of the Premises beyond that permitted by Section 6.04 above, the electrical current and other utility services consumed relative to the Premises shall be separately metered and Tenant shall pay for the cost of metering or submetering and all such electrical current and other utility services directly to the utility company supplying said service. Tenant acknowledges that it shall be responsible for making arrangements for and shall pay the cost of the installation, repair and maintenance of its own telephone and cabling system. At no time shall Tenant permit the use of any utility service consumed in the Premises to exceed Tenant's proportionate share of the capacity of feeders or service lines to the Building or the risers, wiring or pipe installation. Landlord does not warrant or represent that such capacity shall be adequate for Tenant's purposes. Landlord and Tenant hereby acknowledge and agree that Landlord currently has the right and ability to select and change, from time to time, the entity(ies) which provide electricity and other utilities to the Building ("service provider"). Also, Tenant shall (i) cooperate with, (ii) allow reasonable access to the Premises to and (iii) accept any and all reasonable disturbances caused by Landlord or such service provider regarding the utilities of the Building. Further, Landlord is not liable or responsible for any loss, damage, or expense that Tenant may sustain or incur by reason of any change, failure, interference, disruption, or defect in the supply, quantity or character of the electric energy or other utility service furnished to the Premises, and no such change, failure, defect, unavailability, or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rent, or relieve Tenant from any of its obligations under the Lease.

     8.04 Additional Services. Landlord shall in no event be obligated to
          -------------------
furnish any services or utilities, other than those specified in Section 8.01. If Landlord elects to furnish services or utilities requested by Tenant in addition to those specified in Section 8.01 (including utility services at times other than those specified), Tenant shall pay to Landlord, Landlord's then prevailing rates for such services and utilities within ten (10) days after receipt of Landlord's invoices therefor. If Tenant shall fail to make any such payment, Landlord may, without notice to Tenant, and in addition to Landlord's other remedies under this Lease, discontinue any or all of the additional services. No failure to furnish or discontinuance of any service pursuant to this Article 8 shall result in any liability of Landlord to Tenant or be deemed to be a constructive eviction or a disturbance of Tenant's use of the Premises.

                                   ARTICLE 9
                      LEASEHOLD IMPROVEMENTS; ALTERATIONS

     9.01 Alterations. Tenant shall not, without Landlord's prior written
          -----------
consent, permit any alteration, improvement, addition or installation in or to the Premises (all of which is collectively referred to as "Work"), including installation of telephone, computer or internal sound or paging systems or other similar systems, or the performance of any decorating, painting and other similar work in the Premises. Notwithstanding the foregoing, Landlord's consent shall not be required for any Work which (i) is not visible from the exterior of the Premises, (ii) costs less than $5,000.00 per year in the aggregate, (iii) complies with any and all other requirements under this Lease, and (iv) does not affect any structural portion of the Building or the Building's HVAC, plumbing, electrical or mechanical portions of the Building. All Work requiring an electrical or mechanical engineer or contractor shall be performed by a mechanical or electrical engineer or contractor designated or approved by Landlord in its sole discretion. All Work shall otherwise be performed by contractors approved by Landlord, which approval shall not be unreasonably withheld or delayed. Tenant shall pay the cost of preparation of the plans for the Work, all permit fees and the fees of said contractors and subcontractors. Except with respect to the Work described in the Work Letter, if any, or Work performed by the designated or approved contractor as general contractor. Tenant shall pay to Landlord an administration fee equal to five percent (5%) of the total cost of such Work for any single job which costs under $500,000.00; four and one half percent (4.5%) for any single job which costs from $500,000.00 to $999,999.99; four percent (4%) for any single job which costs from $1,000,000.00 to $4,999,999.99; and three and one half percent (3.5%) for any single job which costs in excess of $5,000,000.00. Before commencement of any Work or delivery of any materials into the Premises or the Building, Tenant shall furnish to Landlord, for its prior written approval, architectural plans and specifications certified by a licensed architect or engineer reasonably acceptable to Landlord, and such other documentation as Landlord shall reasonably request, including but not limited to, documentation on electrical outlets, cabling, doors, and ceiling plans. Tenant agrees to hold Landlord, its beneficiaries and their respective agents, partners, officers, servants and employees forever harmless against all claims and liabilities of every kind, nature and description which may arise out of or in any way be connected with any such Work. At the request of Landlord, Tenant will deliver a written indemnity against claims or damages to tenants or occupants of any other premises affected by such Work. Tenant shall pay Landlord's reasonable costs of reviewing plans and materials submitted to Landlord for approval. Tenant shall pay the cost of all such Work and the cost of decorating and altering the Premises and the Building occasioned by any such Work. Landlord shall have the right to require Tenant's contractors to evidence workman's compensation, general liability and other insurance coverage, as reasonably required by Landlord. Prior to the commencement of any work in or about the Premises, Tenant shall provide to Landlord a minimum of fifteen (15) days' prior written notice, post the Premises with a notice of non-responsibility in a form approved by Landlord, and shall take such other actions as are required to avail itself and Landlord of any statutory protections offered by the laws and statutes of Colorado. All alterations, improvements, additions and installations to or in the Premises at Landlord's election shall become part of the Premises at the time of installation.

     9.02 Tenant's Work. In the event that Landlord permits Tenant to hire its
          -------------
own contractors for the performance of any Work, then in addition to the provisions of Section 9.01, the following shall apply: (i) prior to the commencement of the Work or the delivery of any materials to the Building, Tenant shall submit to Landlord for Landlord's approval, the names and addresses of all contractors, contracts, necessary permits and licenses, certificates of insurance (including, without limitation, Worker's Compensation, comprehensive general liability and adequacy of design insurance) and instruments of indemnification and waivers of lien against any and all claims, costs, expenses, damages and liabilities which may arise in connection with the Work, all in such form and amount as shall be satisfactory to Landlord; (ii) unless Landlord agrees in writing, all such Work shall be memorialized by architects and engineers designated or approved by Landlord in its sole discretion and done only by contractors or mechanics approved by Landlord in its reasonable discretion and at such time and in such manner as Landlord may from time to time designate; (iii) upon completion of any Work, Tenant shall furnish Landlord with as-built plans (both in hard copy and diskette, along with the architect's acknowledgment that such plans are the property of Landlord), contractors' affidavits, full and final waivers of lien, receipted bills covering all labor and materials expended and used in connection with such Work, and (iv) all such Work shall comply with all insurance requirements, all laws, ordinances, rules and regulations of all governmental authorities, and all collective bargaining agreements applicable to the Building, and shall be done in a good and workmanlike manner and with the use of new, quality grade materials.

     9.03   No Mechanic's Liens. Without limitation of the provisions of Section
            -------------------
9.01, Tenant agrees not to suffer or permit any lien of any mechanic or materialman to be placed or filed against the Premises or the Building. In case any such lien shall be filed, Tenant shall immediately satisfy and release such lien of record, or at Tenant's sole cost and expense, provide a lien and completion bond in an amount equal to one and one-half times the estimated cost of such improvements, to insure Landlord against any liability for mechanic's liens and to insure completion of the work. If Tenant shall fail to have such lien immediately satisfied and released of record, Landlord may, on behalf of Tenant, without being responsible for making any investigation as to the validity of such lien and without limiting or affecting any other remedies Landlord may have, pay the same and Tenant shall pay Landlord on demand the amount so paid by Landlord.

     9.04   Removal of Tenant's Property.  Subject to the rules and regulations,
            ----------------------------
Tenant, at any time Tenant is not in default hereunder, may remove from the Premises its movable trade fixtures and personal property. Tenant shall repair any damage to the Premises caused by such removal, failing which Landlord may remove the same and repair the Premises and Tenant shall pay the cost thereof to Landlord on demand.

                                  ARTICLE 10
                             CONDITION OF PREMISES

     10.01  Premises Condition.  No agreements or representations, except such
            ------------------
as are expressly contained herein and in the Work Letter attached hereto, if any, have been made to Tenant respecting the condition of the Premises. By taking possession, Tenant conclusively waives all claims relating to the condition of the Premises and accepts the Premises as being free from defects and in good, clean and sanitary order, condition and repair, and agrees to keep the Premises in such condition, ordinary wear and tear excepted.

     10.02  Care of the Premises.  Subject to Article 12, Tenant shall, at its
            --------------------
own expense, keep the Premises clean and safe and in as good repair and condition as when all of the work described in the Work Letter was completed (or as to subsequent Work, as and when such Work was completed, ordinary wear and tear excepted) and shall promptly and adequately repair all damage to the Premises and the Building caused by Tenant or any of its employees, agents, guests or invitees, including replacing or repairing all damaged or broken glass, fixtures and appurtenances resulting from any such damage, under the supervision and with the approval of Landlord. If Tenant does not promptly and adequately make such repairs or replacements, Landlord may, but need not, make such repairs and replacements and Tenant shall pay Landlord the cost thereof on demand. Tenant, at its sole expense, shall comply with all laws, orders and regulations of federal, state, county and municipal authorities and with any directive of any public officer or officers pursuant to law which shall impose any violation, order or duty upon Landlord or Tenant with respect to the Premises or the use or occupation thereof. Tenant shall not do or permit to be done any act or thing in, on or about the Premises or store anything therein which (i) will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated, (ii) is not appropriate to the permitted use of the Premises,
(iii) will in any way increase the existing rate of, or adversely affect, or cause a cancellation of, any fire or other insurance policies covering the Building or any of its contents, or (iv) constitutes a nuisance or will disturb or interfere with the quiet enjoyment by other tenants of their premises.

  10.03   Care of the Building.  Landlord, subject to Articles 12 and 14, shall
          --------------------
be obligated only to maintain and make necessary repairs to the structural elements of the Building, the public corridors, public washrooms and lobby of the Building, the exterior windows of the Building, and subject to the provisions of Articles 8, 12 and 14, the electrical, plumbing, heating, ventilation and air conditioning systems of the Building.

                                   ARTICLE 11
                           SURRENDER OF THE PREMISES

  11.01   Surrender.  At the termination of this Lease, by lapse of time or
          ---------
otherwise, or the termination of possession of any part thereof as otherwise provided for herein, Tenant shall surrender possession of the Premises to Landlord and deliver all keys or other access means to the Premises or the Building and all locks therein to Landlord and make known to Landlord the combination of all combination locks in the Premises, and shall, subject to Articles 12 and 13, return the Premises and all equipment and fixtures of Landlord therein to Landlord in broom clean condition and in as good condition as when Tenant originally took possession, ordinary wear and tear excepted, failing which Landlord may restore the Premises and such equipment and fixtures to such condition and Tenant shall pay the cost thereof to Landlord on demand.

  11.02   Removal of Fixtures.  Upon termination of this Lease or of Tenant's
          -------------------
right to possession of the Premises, by lapse of time or otherwise, all installations, additions, partitions, hardware, light fixtures, floor coverings, non-trade fixtures and improvements, temporary or permanent, whether placed there by Tenant or Landlord, shall be Landlord's property and shall remain upon the Premises, all without compensation, allowance or credit to Tenant; provided, however, that if prior to any such termination or within thirty (30) days thereafter Landlord so directs by notice, Tenant, at Tenant's sole expense, shall promptly remove such of the installations, additions, partitions, hardware, light fixtures, floor coverings, non-trade fixtures and improvements in or to the Premises by or on behalf of Tenant as are designated in such notice and repair any damage to the Premises caused by such removal, failing which Landlord may remove the same and repair the Premises, and Tenant shall pay the cost thereof to Landlord on demand.

  11.03  Survival.  All obligations of Tenant under this Article 11 shall
         --------
survive the expiration or earlier termination of this Lease.

                                   ARTICLE 12
                             DAMAGE OR DESTRUCTION

  12.01  Minor Insured Damage.  In the event the Premises or the Building, or
         --------------------
any portion thereof, is damaged or destroyed by any casualty that is covered by the insurance maintained by Landlord, then Landlord shall rebuild, repair and restore the damaged portion thereof, provided that (i) the amount of insurance proceeds available to Landlord equals or exceeds the cost of such rebuilding, restoration and repair, (ii) such rebuilding, restoration and repair can be completed within one hundred eighty (180) days after the work commences in the opinion of a registered architect or engineer appointed by Landlord, (iii) the damage or destruction has occurred more than twelve (12) months before the expiration of the Term and (iv) such rebuilding, restoration, or repair is then permitted, under applicable governmental laws, rules and regulations, to be done in such a manner as to return the damaged portion thereof to substantially its condition immediately prior to the damage or destruction, including, without limitation, the same net rentable floor area. To the extent that insurance proceeds must be paid to a mortgagee or beneficiary under, or must be applied to reduce any indebtedness secured by, a mortgage or deed of trust encumbering the Premises or Building, such proceeds, for the purposes of this subsection, shall be deemed not available to Landlord unless such mortgagee or beneficiary permits Landlord to use such proceeds for the rebuilding, restoration, and repair of the damaged portion thereof. Notwithstanding the foregoing, Landlord shall have no obligation to repair any damage to, or to replace any of, Tenant's personal property, furnishings, trade fixtures, equipment or other such property or effects of Tenant.

     12.02  Major or Uninsured Damage.  In the event the Premises or the
            -------------------------
Building, or any portion thereof, is damaged or destroyed by any casualty to the extent that Landlord is not obligated, under Section 12.01 above, to rebuild, repair or restore the damaged portion thereof, then Landlord shall within sixty
(60) days after such damage or destruction, notify Tenant of its election, at its option, to either (i) rebuild, restore and repair the damaged portions thereof, in which case Landlord's notice shall specify the time period within which Landlord estimates such repairs or restoration can be completed; or (ii) terminate this Lease effective as of the date the damage or destruction occurred. If Landlord does not give Tenant written notice within sixty (60) days after the damage or destruction occurs of its election to rebuild or restore and repair the damaged portions thereof, Landlord shall be deemed to have elected to terminate this Lease. Notwithstanding the foregoing, if Landlord does not elect to terminate this Lease, Tenant may terminate this Lease if either (i) Landlord notifies Tenant that such repair or restoration cannot be completed within three hundred and sixty-five (365) days after the work is commenced or (ii) the damage or destruction occurs within the last twelve (12) months of the Term, unless Tenant's actions or omissions are the cause of the damage. If Tenant has the right to terminate the Lease in accordance with the above provisions, Tenant may so elect by written notice to Landlord which must be given within fifteen (15) days after Tenant's receipt of Landlord's notice of its election to rebuild. Upon Landlord's receipt of such notice, the termination shall be effective as of the date the destruction occurred.

     12.03  Abatement of Rent.  Except as otherwise expressly provided herein,
            -----------------
there shall be an abatement of rent by reason of damage to or destruction of the Premises or the Building, or any portion thereof, to the extent that the floor area of the Premises cannot be reasonably used by Tenant for conduct of its business, in which event the Monthly Base Rent shall abate proportionately according to (i) or (ii) above, as appropriate, commencing on the date that the damage to or destruction of the Premises or Building has occurred, and except that, if Landlord or Tenant elects to terminate this Lease as provided in Paragraph 12.02 above, no obligation shall accrue under this Lease after such termination. Notwithstanding the provisions of this Section, if any such damage is due to the fault or neglect of Tenant, any person claiming through or under Tenant, or any of their employees, suppliers, shippers, servants, customers or invitees, then there shall be no abatement of rent by reason of such damage, unless and until Landlord is reimbursed for all of such abatement pursuant to any rental insurance policy that Landlord may, in its sole discretion, elect to carry. Tenant's right to terminate this Lease in the event of any damage or destruction to the Premises or Building, is governed by the terms of this Section and therefore Tenant hereby expressly waives the provisions of any and all laws, whether now or hereafter in force, and whether created by ordinance, statute, judicial decision, administrative rules or regulations, or otherwise, that would cause this Lease to be terminated, or give Tenant a right to terminate this Lease, upon any damage to or destruction of the Premises or Building that occurs.

     12.04  Waiver.  Tenant waives the provisions of any present or future laws
            ------
or case decisions regarding damage, destruction, repair or restoration of the Premises and/or Building and agrees that the provisions of this Article 12 shall control to the same effect. Upon completion of such repair or restoration, Tenant shall promptly refixture the Premises substantially to the condition they were in prior to the casualty and shall reopen for business if closed by the casualty.

                                  ARTICLE 13
                                EMINENT DOMAIN

     13.01  Condemnation of the Premises.  In the event that the whole or a
            ----------------------------
substantial part of the Premises shall be condemned or taken in any manner for any public or quasi-public use (or sold under threat of such taking), and as a result thereof, the remainder of the Premises cannot be used for the same purpose as prior to such taking, the Lease shall terminate as of the date possession is taken; provided, however, if Landlord elects to make comparable space in the Building available to Tenant under the same Rent and terms as herein provided, Tenant shall accept such space and this Lease shall then apply to such space.

     13.02  Partial Condemnation of the Premises.  If less than a substantial
            ------------------------------------
part of the Premises shall be so condemned or taken (or sold under threat thereof) and after such taking the Premises can be used for the same purposes as prior thereto, the Lease shall cease only as to the part so taken as of the date possession shall be taken by such authority, and Tenant shall pay full Rent up to that date (with appropriate refund by Landlord of such Rent attributable to the part so taken as may have been paid in advance for any period subsequent to the date possession is taken) and thereafter Monthly Base Rent and Adjustments shall be equitably adjusted to reflect the reduction in the Premises by reason of such taking, Landlord shall, at its expense, make all necessary repairs or alterations to the Building so as to constitute the remaining Premises a complete architectural unit, provided that Landlord shall not be obligated to undertake any such repairs or alterations if the cost thereof exceeds the award resulting from such taking.

     13.03  Building Condemnation. If part of the Building shall be so condemned
            ---------------------
or taken (or sold under threat thereof), or if any adjacent property or street shall be condemned or improved by a public or quasi-public authority in such a manner as to alter the use of any part of the Premises or the Building and, in the opinion of Landlord, the Building or any part thereof should be altered, demolished or restored in such a way as to materially alter the Premises, Landlord may terminate this Lease by notifying Tenant of such termination within sixty (60) days following the taking of possession by such public or quasi-public authority, and this Lease shall expire on the date specified in the notice of termination, which shall be not less than sixty (60) days after the giving of such notice, as fully and completely as if such date were the date herein before set forth as the expiration of the Term, and the Monthly Base Rent and Adjustments hereunder shall be apportioned as of such date.

     13.04  Award.  Landlord shall be entitled to receive the entire award,
            -----
including the damages for the property taken and damages to the remainder, with respect to any condemnation proceedings affecting the Building or to any proceeds from a sale or transfer in lieu thereof. Tenant shall not be entitled to any award or proceeds from Landlord or the condemning authority for the value of any unexpired portion of the Term, the loss of profits, goodwill, leasehold improvements or otherwise, Tenant irrevocably assigning any and all such claims to Landlord. Tenant shall have the right to prosecute a claim directly against the condemning authority for its trade fixtures and relocation costs, provided that no such claim shall diminish or otherwise adversely affect Landlord's claims and the claims of any mortgagees, ground lessors or owners of any interest in the Building.

                                   ARTICLE 14
                      RELEASE, WAIVER AND INDEMNIFICATION

     14.01  Release.  To the extent not expressly prohibited by law, Tenant
            -------
releases Landlord, its beneficiaries, mortgagees, stockholders, agents (including, without limitation, management agents), partners, officers, servants and employees, and their respective agents, partners, officers, servants and employees ("Related Parties"), from and waives all claims for damages to person or property sustained by Tenant or by any occupant of the Premises, the Building, or by any other person, resulting directly or indirectly from fire or other casualty, any existing or future condition, defect, matter or thing in the Premises, the Building, or any portions thereof, or from any equipment or appurtenance therein, or from any accident in or about the Building, or from any act of neglect of any tenant or other occupant of the Building or of any other person, other than Landlord or its agents.

     14.02  Tenant's Indemnification.  To the extent not expressly prohibited by
            ------------------------
law, Tenant agrees to hold harmless and indemnify Landlord and Landlord's Related Parties from and against claims and liabilities, including reasonable attorneys' fees, (i) for injuries to all persons and damage to or theft or misappropriation or loss of property occurring in or about the Premises arising from Tenant's occupancy of the Premises or the conduct of its business, or from activity, work, or thing done, permitted or suffered by Tenant, its employees, agents, guests or invitees in or about the Premises and Building, or (ii) from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease or (iii) due to any other act or omission of Tenant, its agents, employees, guests or invitees, or (iv) if any person, not a party to this Lease, shall institute an action against Tenant in which Landlord or Landlord's Related Parties shall be made a party. Landlord may, at its option, repair such damage or replace such loss, and Tenant shall upon demand by Landlord reimburse Landlord for all costs of such repairs, replacement and damages in excess of amounts, if any, paid to Landlord under insurance covering such damages. In the event any action or proceeding is brought against Landlord or Landlord's Related Parties by reason of any such claims, then, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel reasonably satisfactory to Landlord.

     14.03  Tenant's Fault.  If any damage to the Building or any equipment or
            --------------
appurtenance therein, whether belonging to Landlord or to other tenants in the Building, results from any act or neglect of Tenant, its agents, employees, guests or invitees, Tenant shall be liable therefor and Landlord may, at Landlord's option repair such damage, and Tenant shall, upon demand by Landlord, reimburse Landlord the total cost of such repairs and damages to the Building. If Landlord elects not to repair such damage, Tenant shall promptly repair such damages at its own cost and in accordance with the provisions of Sections 9.02 and 9.03 as if such repair constituted Work under such Sections. If Tenant occupies space in which there is exterior or interior glass, then Tenant shall be responsible for the damage, breakage or repair of such glass, except to the extent such loss or damage is recoverable under Landlord's insurance, if any.

     14.04  Landlord's Indemnification.  Subject only to Section l4.0l above and
            --------------------------
Section l4.05 below, Landlord agrees to indemnify, defend and hold Tenant and its officers, directors, partners and employees harmless from and against all liabilities, losses, demands, actions, expenses or claims, including attorneys' fees and court costs but excluding consequential damages, for injury to or death of any person or for damage to any property to the extent such are determined to be caused by the gross negligence or willful misconduct of Landlord, its agents, employees, or contractors in or about the Premises or Building. None of the events or conditions set forth in this Section shall be deemed a constructive or actual eviction or entitle Tenant to any abatement or reduction of Rent.

     14.05   Limitations on Landlord's Liability.  Tenant agrees that in the
             -----------------------------------
event Tenant shall have any claim against Landlord or Landlord's Related Parties under this Lease arising out of the subject matter of this Lease, Tenant's sole recourse shall be against Landlord's interest in the Building, for the satisfaction of any claim, judgment or decree requiring the payment of money by Landlord or Landlord's Related Parties as a result of a breach hereof or otherwise in connection with this Lease, and no other property or assets of Landlord, Landlord's Related Parties or their successors or assigns, shall be subject to the levy, execution or other enforcement procedure for the satisfaction of any such claim, judgment, injunction or decree.

                                  ARTICLE 15
                       INSURANCE; WAIVER OF SUBROGATION

     15.01  Tenant's Insurance.  Tenant shall procure and maintain at its own
            ------------------
 cost policies of comprehensive general public liability and property damage insurance with contractual liability coverage for the agreements of indemnity provided for under this Lease and a broad form general liability endorsement to afford protection with such limits as may be reasonably requested by Landlord from time to time (which as of the date hereof shall be not less than $3,000,000 under a combined single limit of coverage) insuring Landlord and Landlord's Related Parties from all claims, demands or actions for injury to or death of any person or persons and for damage to property made by, or on behalf of, any person or persons, firm or corporation, arising from, related to or connected with the Premises. The insurance shall be issued by companies and be in form and substance satisfactory to Landlord and any mortgagee of the Building and shall name Landlord and Landlord's Managing Agent (and, if requested by Landlord or any mortgagee, include any mortgagee) and their respective agents and employees as additional insureds. The aforesaid insurance policies shall provide that they shall not be subject to cancellation except after at least thirty (30) days' prior written notice to Landlord and all such mortgagees (unless such cancellation is due to non-payment of premiums, in which event ten (10) days' prior written notice shall be required). The original insurance policies (or certificates thereof satisfactory to Landlord), together with satisfactory evidence of payment of the premium thereon, shall be deposited with Landlord prior to the commencement of the Term and renewals thereof not less than thirty (30) days prior to the end of the term of each such coverage.

     15.02  Casualty Insurance.  Tenant shall carry insurance of the type
            ------------------
typically referred to as "all risk" insurance, including water damage, insuring its interest in the tenant improvements in the Premises (to the extent not covered by Landlord's property insurance) and its interest in all its personal property and trade fixtures located on or within the Building, including, without limitation, its office furniture, equipment and supplies.

     15.03  Waiver of Subrogation.  Notwithstanding any other provision of this
            ---------------------
lease to the contrary, Landlord and Tenant each hereby waive all rights of action against the other for loss or damage to the Premises, or the Building and property of Landlord and Tenant in the Building, which loss or damage is insured or is required pursuant to this Lease to be insured by valid and collectible insurance policies to the extent of the proceeds collected or collectible under such insurance policies, subject to the condition that this waiver shall be effective only when the waiver is permitted by such insurance policies or when, by the use of good faith effort, such waiver could have been permitted in the applicable insurance policies. The policies of insurance required to be maintained by Tenant under the terms of this Lease shall contain waiver of subrogation clauses in form and content satisfactory to Landlord.

     15.04  Increased Costs.  Tenant shall not conduct or permit to be conducted
            ---------------
by its employees, agents, guests or invitees any activity, or place any equipment in or about the Premises or the Building that will in any way increase the cost of fire insurance or other Landlord insurance on the Building. If any increase in the cost of fire insurance or other insurance is stated by any insurance company or by the applicable Insurance Rating Bureau, if any, to be due to any activity or equipment of Tenant in or about the Premises or the Building, such statement shall be conclusive evidence that the increase in such cost is due to such activity or equipment and, as a result thereof, Tenant shall be liable for the amount of such increase. Tenant shall reimburse Landlord for such amount upon written demand from Landlord and any such sum shall be considered additional Rent payable hereunder. Tenant, at its sole expense, shall comply with any and all requirements of any insurance organization or company necessary for the maintenance of reasonable fire and public liability insurance covering the Premises and the Building.

                                  ARTICLE 16
                          LANDLORD'S RIGHT OF ACCESS

     16.01  Entry Into Premises.  Landlord and its contractors and
            -------------------
representatives shall have the right to enter the Premises at all reasonable times to perform janitorial and cleaning services and, after verbal notice (except in the case of emergencies), to inspect the same, to make repairs, alterations and improvements, to maintain the Premises and the Building, specifically including, but without limiting the generality of the foregoing, to make repairs, additions or alterations within the Premises to mechanical, electrical and other facilities serving other premises in the Building, to post such reasonable notices as Landlord may desire to protect its rights, to exhibit the Premises to mortgagees and purchasers, and to exhibit the Premises to prospective tenants. In the event the Premises are vacant, Landlord may place upon the doors or in the windows of the Premises any usual or ordinary "To Let," "To Lease," or "For Rent" signs. Tenant shall permit Landlord to erect, use, maintain and repair pipes, cables, conduit, plumbing, vents and wires, in, to and through the Premises to the extent Landlord may now or hereafter deem necessary or appropriate for the proper operation, maintenance and repair of the Building and any portion of the Premises.

     16.02  Landlord's Repairs.  Landlord shall also have the right to take all
            ------------------
 material into the Premises that may be required for the purposes set forth in the foregoing Section 16.01 without the same constituting a constructive eviction of Tenant, in whole or in part, and Rent shall not abate (except as provided in Article 12) while said repairs, alterations, improvements or additions are being made, by reason of loss or interruption of business of Tenant, or otherwise. If Tenant shall not be personally present to open and permit entry into the Premises, at any time, when for any reason entry therein shall be necessary or desirable, Landlord or Landlord's agents may enter the Premises by a master key, or may forcibly enter the same, without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord's agents shall accord reasonable care to Tenant's property), and without in any manner affecting the obligations and covenants of this Lease.

     16.03  Minimize Interference.  In exercising its rights under this Article
            ---------------------
16, Landlord will use reasonable efforts to minimize any interference with Tenant's use or occupancy of the Premises, provided that Landlord will not be obligated to provide overtime labor or perform work after regular Building hours.

                                  ARTICLE 17
                          RIGHTS RESERVED TO LANDLORD

     Landlord shall have the following rights exercisable without notice and without liability to Tenant for damage or injury to property, person or business (all claim's for damage being hereby waived and released by Tenant) and without effecting an eviction or disturbance of Tenant's use or possession or giving rise to any claim for set-offs or abatement of Rent:

          (a) To change the name or street address of the Building or the suite number of the Premises;

          (b) To install and maintain signs on the exterior and interior of the Building;

          (c) To designate all sources furnishing sign painting and lettering, towels, coffee cart service, vending machines or toilet supplies used or consumed on the Premises and the Building;

          (d)  To have pass keys to the Premises;

          (e) To grant to anyone the exclusive right to conduct any business or render any service in the Building, provided such exclusive right shall not operate to exclude Tenant from the use expressly permitted by this Lease;

          (f) To make repairs, additions or alterations to the Building which may change, eliminate or remove common areas, parking areas, if any, or the method of ingress to or egress from the Building and such areas, to convert common areas into leasable areas, or otherwise alter, repair or reconstruct the common areas or change the use thereof, to change the arrangement or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets or other public parts of the Building, and to close entrances, doors, corridors, elevators, plaza or other facilities, and to perform any acts related to the safety, protection, preservation, reletting, sale or improvement of the Premises or the Building;

          (g) To have access to all mail chutes or boxes according to the rules of the United States Postal Service;

          (h) To require all persons entering or leaving the Building during such hours as Landlord may from time to time reasonably determine to identify themselves to security personnel by registration or otherwise, and to establish their right to enter or leave and to exclude or expel any peddler, solicitor or beggar at any time from the Premises or the Building;

          (i) To close the Building at 6:00 p.m. on weekdays, 12:00 p.m. on Saturdays, and all day on Sundays and Holidays, or at such other reasonable times as Landlord may determine, subject, however, to Tenant's right to admittance under such regulations as shall be prescribed from time to time by Landlord in its sole discretion.

           Notwithstanding the terms and conditions of Section 17(f) or any other provision of the Lease to the contrary, Tenant hereby acknowledges that Landlord may, at its option, make alterations and remodel the Building and otherwise renovate the Building including, without limitation, the front entrance, lobby and the portion of the basement and during any such period of remodeling Landlord may prohibit access to or through such affected areas, so long as Landlord provides alternate access to the Premises. Tenant accepts any inconvenience caused by such alterations and remodeling.

                                   ARTICLE 18
                                  ABANDONMENT

     Tenant shall not abandon the Premises at any time during the Term. Any re-entry by Landlord following abandonment by Tenant shall not, unless Landlord elects in a written notice to Tenant, constitute or be deemed to constitute acceptance by Landlord of a surrender of this Lease, but rather, upon such abandonment, Tenant's right to possession of the Premises shall cease, but Tenant shall remain liable for all of its obligations under this Lease. Without limitation of the foregoing, upon any such abandonment, Landlord shall have the remedies provided for in Article 21 below. If Tenant shall abandon or surrender the Premises or be dispossessed by process of law or otherwise during the Term or at termination of the Term, any personal property left on the Premises shall be deemed to be abandoned at the option of Landlord and, at the election of Landlord evidenced by written notice to Tenant thereof, title thereto shall pass to Landlord under this Lease as a bill of sale. For purposes of this Lease, and at the option of Landlord, the Premises shall be deemed vacated or abandoned if Tenant, or an agent or employee of Tenant, shall not have conducted Tenant's ordinary business upon the Premises during any period of fifteen (15) consecutive days, or shall have transferred all or substantially all of its personnel, furniture and fixtures from the Premises without replacement, or telephone service to the Premises, as such service has been customarily provided to the Premises, is no longer subscribed for or provided to the Premises.

                                   ARTICLE 19
                        TRANSFER OF LANDLORD'S INTEREST

     As used in this Lease, the term "Landlord" means only the current owner of the fee title to the Building or the leasehold estate under a ground lease of the Building at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest in the Building is relieved of all liabilities for the obligations of Landlord under this Lease to be performed on or after the date of transfer. Tenant agrees to look solely to the transferee with respect to all matters in connection with this Lease.

                                   ARTICLE 20
                         TRANSFER OF TENANT'S INTEREST

     20.01  Landlord's Consent.  Tenant shall not sell, assign, encumber,
            ------------------
mortgage or transfer this Lease or any interest therein, sublet or permit the occupancy or use by others of the Premises or any part thereof, or allow any transfer hereof of any lien upon Tenant's interest by operation of law or otherwise (collectively, a "Transfer") without the prior written consent of Landlord, given or withheld, in its reasonable discretion. Any Transfer which is not in compliance with the provisions of this Article 20 shall, at the option of Landlord, be void and of no force or effect. Tenant shall, by written notice in the form specified in the following sentence, advise Landlord of Tenant's intention on a stated date (which shall not be less than sixty (60) days after date of Tenant's notice) to sublet, assign, mortgage or otherwise Transfer any part or all of the Premises or its interest therein for the balance or any part of the Term, and, in such event, Landlord shall have the right, to be exercised by giving written notice to Tenant within thirty (30) days after receipt of Tenant's notice, to recapture the space described in Tenant's notice and such recapture notice shall, if given, cancel and terminate this Lease with respect to the space therein described as of the date stated in Tenant's notice. Tenant's notice shall provide Landlord with (i) the name and address of the proposed subtenant, assignee, pledgee, mortgagee or transferee, (ii) a reasonably detailed description of such person or entity's business, (iii) detailed financial references and certified, audited financial statements for such person or entity, (iv) a true and complete copy of the proposed sublease, assignment, pledge, mortgage or other conveyance and all related documentation, and (v) such other information as Landlord may reasonably require.

          If Tenant's notice shall cover all of the space hereby demised, and Landlord shall elect to give the aforesaid recapture notice with respect thereto, then the Term shall expire and end on the date stated in Tenant's notice as fully and completely as if that date had been herein definitely fixed for the expiration of the Term. If, however, this Lease is terminated pursuant to the foregoing with respect to less than the entire Premises, the Monthly Base Rent and Adjustments then in effect shall be adjusted on the basis of the number of rentable square feet retained by Tenant in proportion to the original Area of the Premises, and this Lease as so amended shall continue thereafter in full force and effect. In such event, Tenant shall pay the cost of erecting demising walls and public corridors and making other required modifications to physically separate the portion of the Premises remaining subject to this Lease from the rest of the Premises, including all electrical and mechanical services and changes to effect such separation. If Landlord, upon receiving Tenant's notice that it intends to sublet or assign any such space, shall not exercise its right to recapture the space described in Tenant's notice, Landlord will, as herein above provided, determine whether to approve Tenant's request to sublet or assign the space covered by its notice. Without limiting Landlord's right to withhold such consent, the withholding of such consent may be based upon, but not limited to, the following:

     (a) In the reasonable judgment of Landlord, the subtenant or assignee (A) is of a character or engaged in a business or proposes to use the Premises in a manner which is not in keeping with the standards of Landlord for the Building or (B) has an unfavorable reputation or credit standing;

     (b) Either the area of the Premises to be sublet or the remaining area of the Premises is not regular in shape with appropriate means of ingress or egress suitable for normal renting purposes;

     (c) Tenant is in Default under this Lease at the time of requesting such consent or at any time thereafter, it being expressly understood that if Tenant is in Default under this Lease at any time after granting permission for a Transfer, Landlord may withdraw any previously granted consent for such Transfer;

     (d) The proposed assignee or subtenant or any person or entity which directly or indirectly controls, is controlled by or is under common control with the proposed assignee or subtenant, is then an occupant or tenant of any other space in the Building;

     (e) The proposed sublessee or assignee is a person or entity with whom Landlord is then negotiating to lease space in the Building;

     (f) The proposed assignment or sublease instrument does not have the substance or form which is reasonably acceptable to Landlord.

If Landlord consents to such sublet or assignment, such consent shall be expressly contingent upon Tenant's payment to Landlord, as Rent, Landlord's costs and expenses incurred in connection therewith, including, but not limited to, attorney's fees and Landlord's construction supervision fee, if applicable.

     20.02  Excess Rent.  If Tenant individually, or as debtor or debtor in
            -----------
possession or if a trustee in bankruptcy acting on behalf of Tenant pursuant to the Bankruptcy Code, 11 U.S.C. 101 et seq., shall sublet or assign the Premises or any part thereof or assign any interest in this Lease at a rental rate (or additional consideration) in excess of the then current Monthly Base Rent and Adjustments per rentable square foot, fifty percent (50%) of said excess Rent (or additional consideration) shall be and become the property of Landlord and shall be paid to Landlord as it is received by Tenant, less Tenant's reasonable brokerage (excluding commissions paid to brokers who are Tenant's affiliates), legal and other expenses ("Tenant's Costs") incurred in connection with such assignment or, in the case of a sublease, less the monthly pro rata share of such Tenant's Costs as determined by dividing such Tenant's Costs by the number of months in the term of such sublease. If Tenant shall sublet the Premises or any part thereof, Tenant shall be responsible for all actions and neglect of the subtenant and its officers, partners, employees, agents, guests and invitees as if such subtenant and such persons were employees of Tenant. Nothing in this
Section 20.02 shall be construed to relieve Tenant from the obligation to obtain Landlord's prior written consent to any proposed sublease.

     20.03  No Waiver.  The consent by Landlord to any Transfer shall not be
            ---------
construed as a waiver or release of Tenant from liability for the performance of all covenants and obligations to be performed by Tenant under this Lease, and Tenant shall remain liable therefor, nor shall the collection or acceptance of

Rent from any assignee, subtenant or occupant constitute a waiver or release of Tenant from any of its obligations or liabilities under this Lease. Any consent given pursuant to this Article 20 shall not be construed as relieving Tenant from the obligation of obtaining Landlord's prior written consent to any subsequent assignment or subletting.

     20.04  Included Transfers.  If Tenant is a partnership, a withdrawal or
            ------------------
change, whether voluntary, involuntary or by operation of law or in one or more transactions, of partners owning a controlling interest in Tenant shall be deemed a voluntary assignment of this Lease and subject to the provisions of this Article 20. If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or the sale, transfer or redemption of a controlling interest of the capital stock of Tenant in one or more transactions, shall be deemed a voluntary assignment of this Lease and subject to the provisions of this Article 20; provided, however, that the preceding sentence shall not apply to corporations, the stock of which is listed on a national or regional stock exchange and offered to the public for sale in an initial public offering or is otherwise traded through a national or regional exchange or over-the-counter. Further, provided Tenant is not then in Default, Tenant remains primarily liable under this Lease, Tenant provides prior written notice to Landlord, and Tenant otherwise meets the requirements set forth herein, then Tenant may make a Transfer without Landlord's prior written consent to (a) an entity resulting from consolidation, merger or reorganization by or with Tenant, provided that the surviving entity has a net worth and owner's equity equal or greater to that of Tenant immediately preceding the consolidation, merger or reorganization, or (b) to any purchaser of all or substantially all of the assets or ownership interest of Tenant, provided that the net worth of the acquiring entity is equal to or greater than the net worth and owner's equity is equal to or greater than that of Tenant immediately preceding the Transfer. Neither this Lease nor any interest therein nor any estate created thereby shall pass by operation of law or otherwise to any trustee, custodian or receiver in bankruptcy of Tenant or any assignee for the assignment of the benefit of creditors of Tenant.

                                   ARTICLE 21
                    DEFAULT; LANDLORD'S RIGHTS AND REMEDIES

     21.01  Default.  The occurrence of any one or more of the following matters
            -------
constitutes a default ("Default") by Tenant under this Lease:

     (a) Failure by Tenant to pay, within five (5) days after the due date, any Rent or any other amounts due and payable by Tenant under this Lease;

     (b) Failure by Tenant to observe or perform any of the covenants in this Lease in respect to assignment and subletting;

     (c)   Abandonment or vacation of the Premises as prohibited in Article 18;

     (d) Failure by Tenant to cure forthwith, after notice thereof from Landlord or another tenant acquiring knowledge thereof, any hazardous condition that Tenant has created in violation of law or of this Lease;

     (e) Failure by Tenant to observe or perform any other covenant, agreement, condition or provision of this Lease, if such failure shall continue for fifteen (15) days after written notice thereof to Tenant by Landlord;

     (f) The levy upon execution of the attachment by legal process of the leasehold interest of Tenant, or the filing or creation of a lien in respect of such leasehold interest;

     (g) Tenant or any guarantor of this Lease becomes insolvent or bankrupt or admits in writing its inability to pay its debts as they mature, makes an assignment for the benefit of creditors, or applies for or consents to the appointment of a trustee or receiver for itself or for all or a part of its property;

      (h) Proceedings for the appointment of a trustee, custodian or receiver of Tenant or any guarantor of this Lease or for all or a part of Tenant's or such guarantor's property are filed against Tenant or such guarantor and are not dismissed within thirty (30) days;

      (i) Proceedings in bankruptcy, or other proceedings for relief under any law for the relief of debtors, are instituted by or against Tenant or any guarantor of this Lease, and, if instituted against Tenant or such guarantor, are allowed against either or are consented to by either or are not dismissed within sixty (60) days thereof; and

      (j) Tenant shall repeatedly default in the timely payment of Rent or any other charges required to be paid, or shall repeatedly default in keeping, observing or performing any other covenant, agreement, condition or provision of this Lease, whether or not Tenant shall timely cure any such payment or other default. For the purposes of this subsection, the occurrence of similar defaults three (3) times during any twelve (12) month period shall constitute a repeated default.

Any notice periods provided for under this Article 21.01 shall run concurrently with any statutory notice periods, and any notice given hereunder may be given simultaneously with or incorporated into any such statutory notice.

     21.02 Landlord's Remedies.  If a Default occurs, Landlord shall have the
           -------------------
following rights and remedies, which shall be distinct, separate and cumulative, and which may be exercised by Landlord concurrently or consecutively in any combination and which shall not operate to exclude or deprive Landlord of any other right or remedy which Landlord may have in law or equity:

     (a) Landlord may terminate this Lease by giving to Tenant notice of Landlord's intention to do so, in which event the Term shall end, and all right, title and interest of Tenant hereunder shall expire, on the date stated in such notice;

     (b) Landlord may terminate the right of Tenant to possession of the Premises by any lawful means, without terminating this Lease. In such event, Tenant's obligations under this Lease shall continue in full force and effect and Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, not limited to those set forth herein; and

     (c) Landlord may enforce the provisions of this Lease and may enforce and protect the rights of Landlord hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, or for the enforcement of any other appropriate legal or equitable remedy, including injunctive relief and recovery of all moneys due or to become due from Tenant under any of the provisions of this Lease.

     21.03 Surrender of Possession.  If Landlord exercises either of the
           -----------------------
remedies provided for in subparagraphs (a) and (b) of Article 21.02, Tenant shall surrender possession and vacate the Premises immediately and deliver possession thereof to Landlord, and Landlord may then, or at any time thereafter, re-enter and take complete and peaceful possession of the Premises, full and complete license so to do being granted to Landlord, and Landlord may remove all property therefrom, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without relinquishing Landlord's right to Rent or any other right given to Landlord hereunder or by operation of law.

     21.04 Damages.  If Landlord terminates the right of Tenant to possession
           -------
of the Premises without terminating this Lease, such termination of possession shall not release Tenant, in whole or in part, from Tenant's obligation to pay the Rent hereunder for the full stated Term, and Landlord shall have the right to the immediate recovery of all such amounts. Alternatively, at Landlord's option, Landlord shall have the right, from time to time, to recover from Tenant, and Tenant shall remain liable for, all Monthly Base Rent and Adjustments and any other sums then due under this Lease during the period from the date of such notice or termination of possession to the end of the Term. Landlord may file suit from time to time to recover any such sums and no suit or recovery by Landlord of any such sums or portion thereof shall be a defense to any subsequent suit brought for any other sums due under this Lease. Alternatively, if

Landlord elects to terminate this Lease, Landlord shall be entitled to recover from Tenant all Monthly Base Rent and Adjustments accrued and unpaid for the period up to and including such termination date, as well as all other additional sums payable by Tenant hereunder. In addition, Landlord shall be entitled to recover, as damages for loss of the benefit of its bargain and not as a penalty, the sum of (x) the unamortized cost to Landlord, computed and determined in accordance with generally accepted accounting principles, of any tenant improvements provided by Landlord at its expense, (y) the aggregate sum which at the time of such termination represents the excess, if any, or the present value of the aggregate Monthly Base Rent and Adjustments (as reasonably estimated by Landlord) for the remainder of the Term over the then present value of the then aggregate fair rental value of the Premises for the balance of the Term, immediately prior to such termination, such present worth to be computed in each case on the basis of a six percent (6%) per annum discount from the respective dates upon which rentals would have been payable hereunder had the Term not been terminated and (z) any damages in addition thereto, including reasonable attorneys' fees and court costs, which Landlord shall have sustained by reason of the breach of any of the covenants of this Lease other than for the payment of Rent.

     21.05  Reletting.  In the event Landlord terminates the right of Tenant to
            ---------
possession of the Premises without terminating this Lease as aforesaid, Landlord shall use reasonable efforts to relet the Premises or any part thereof for the account of Tenant for such rent, for such time (which may be for a term extending beyond the Term) and upon such terms as Landlord in Landlord's sole discretion shall determine (including concessions of free rent and other inducements to prospective tenants), and Landlord shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant relative to such reletting and may give the leasing of any unleased space in the Building priority over the reletting of the Premises. Also, in any such event, Landlord may make repairs, alterations and additions in or to the Premises and redecorate the same to the extent deemed by Landlord necessary or desirable, and, in connection therewith, change the locks to the Premises, and Tenant shall upon demand pay the cost thereof together with Landlord's expenses of reletting. Landlord may collect the rents from any such reletting and apply the same first to the payment of the expenses of re-entry, redecoration, repair and alterations and the expense of reletting (including without limitation brokers' commissions and attorneys' fees) and second to the payment of Rent herein provided to be paid by Tenant. Any excess or residue shall operate only as an offsetting credit against the amount of Rent as the same theretofore became or thereafter becomes due and payable hereunder, but the use of such offsetting credit to reduce the amount of Rent due Landlord, if any, shall not be deemed to give Tenant any right, title or interest in or to such excess or residue and any such excess or residue shall belong solely to Landlord. No such re-entry or repossession, repairs, alterations and additions, or reletting shall be construed as an eviction or ouster of Tenant, an election on Landlord's part to terminate this Lease or an acceptance of a surrender of this Lease, unless a written notice of such intention be given to Tenant, or shall operate to release Tenant in whole or in part from any of Tenant's obligations hereunder. Landlord may, at any time and from time to time, sue and recover judgment for any deficiencies remaining after the application of the proceeds of any such reletting.

     21.06  Removal of Tenant's Property.  All property removed from the
            ----------------------------
Premises by Landlord pursuant to any provisions of this Lease or of law shall be handled, removed or stored by Landlord at the cost, expense and risk of Tenant. In no event shall Landlord be responsible for the value, preservation or safekeeping thereof, or be deemed to be in the possession or custody of any Hazardous Material so removed by Landlord. Tenant shall pay Landlord upon demand for all expenses incurred by Landlord in such removal and storage.

     21.07  Costs.  Tenant shall pay all costs, charges and expenses, including,
            -----
without limitation, court costs and reasonable attorneys' fees incurred by Landlord or its beneficiaries in enforcing Tenant's obligations under this Lease, in the exercise by Landlord of any of its remedies in the event of a default, in any litigation, negotiation or transactions in which Tenant causes Landlord, without Landlord's fault, to become involved or concerned, or in consideration of any request for approval of or consent to any action by Tenant which is prohibited by this Lease or which may be done only with Landlord's approval or consent, whether or not such approval or consent is given.

     21.08  Late Charges.  At the option of Landlord, Landlord may impose a late
            ------------
 payment fee equal to five percent (5%) of the amount due if any payment of Rent is paid more than five (5) days after its due date. In addition, any amount due hereunder shall bear interest after default in the payment thereof at the annual rate of eighteen percent (18%), provided that in no event shall such interest rate exceed the highest legal interest rate for business loans.

  21.09   Landlord's Right to Perform Tenant's Duties.  If Tenant fails timely
          -------------------------------------------
to perform any of its duties under this Lease, Landlord shall have the right (but not the obligation), after the expiration of any grace period specifically provided by this Lease, to perform such duty on behalf and at the expense of Tenant without further notice to Tenant, and all sums expended or expenses incurred by Landlord in performing such duty shall be deemed to be Rent under this Lease and shall be due and payable to Landlord upon demand by Landlord.

  21.10   Cumulative Rights.   All of Landlord's rights and remedies under this
          -----------------
Lease shall be cumulative with and in addition to any and all rights and remedies which Landlord may have at law or equity. Any specific remedy provided for in any provision of this Lease shall not preclude the concurrent or consecutive exercise of a remedy provided for in any other provision hereof.

                                  ARTICLE 22
                    WAIVER OF COUNTERCLAIMS AND JURY TRIAL

  22.01   Counterclaims.  Except for compulsory or mandatory counterclaims,
          -------------
Tenant hereby waives any right to plead any counterclaim, offset or affirmative defense in any action or proceedings brought by Landlord against Tenant pursuant to Colorado law or otherwise, for the recovery of possession based upon the non-payment of Rent or any other Default. This shall not, however, be construed as a waiver of Tenant's right to assert any claim in a separate action brought by Tenant against Landlord, subject, however, to the terms and conditions of
Article 14 above.

  22.02   JURY TRIAL.  TO THE EXTENT PERMITTED BY LAW, LANDLORD AND TENANT AGREE
          ----------
THAT EACH SHALL, AND DO HEREBY, WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BETWEEN THE PARTIES HERETO OR THEIR SUCCESSORS OR ASSIGNS ON ANY MATTERS ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, AND/OR TENANT'S USE OR OCCUPANCY OF THE PREMISES. THIS WAIVER IS MADE FREELY AND VOLUNTARILY, WITHOUT DURESS AND ONLY AFTER EACH OF THE PARTIES HERETO HAS HAD THE BENEFIT OF ADVICE FROM LEGAL COUNSEL ON THIS SUBJECT.

                                  ARTICLE 23
                                 HOLDING OVER

  If, with Landlord's express written consent, Tenant remains in possession of the Premises after the expiration or other termination of the Term, Tenant shall be deemed to be occupying the Premises on a month-to-month tenancy only, at a monthly rental equal to one hundred fifty percent (150%) of the rate of Monthly Base Rent and Adjustments in effect from the month immediately preceding said holding over, computed on a per month basis, for each month or part thereof (without reduction for any such partial month) that Tenant thus remains in possession. Such month-to-month tenancy may be terminated by either party upon thirty (30) days' written notice to the other party.

  If, without Landlord's express written consent, Tenant remains in possession of the Premises after the expiration or other termination of the Term, Tenant shall be deemed to be occupying the Premises upon a tenancy at sufferance, and shall pay Landlord Monthly Base Rent at one hundred fifty percent (150%) of the rate of Monthly Base Rent and Adjustments in effect for the month immediately preceding said holding over, computed on a per month basis, for each month or part thereof (without reduction for any such partial month) that Tenant thus remains in possession. Such tenancy at sufferance may be terminated by Landlord at any time by notice of termination to Tenant, or by Tenant on the last day of any calendar month by at least three (3) days' advance written notice of termination to Landlord.

  Landlord shall have the right to recover from Tenant any and all damages (actual and consequential) incurred by Landlord as a result of Tenant's holding over. The provisions of this Article 23 do not exclude Landlord's right of reentry or any other right hereunder.

                                   ARTICLE 24
                SUBORDINATION; ATTORNMENT; ESTOPPEL CERTIFICATE

  24.01   Subordination.  Landlord may have heretofore encumbered or may
          -------------
hereafter encumber with a mortgage or trust deed the Building, or any interest therein, and may have heretofore sold and leased back or may hereafter sell and lease back the land on which the Building is located, and may have heretofore encumbered or may hereafter encumber the leasehold estate under such lease with a mortgage or trust deed. (Any such mortgage or trust deed is herein called a "Mortgage" and the holder of any such mortgage or the beneficiary under any such trust deed is herein called a "Mortgagee." Any such lease of the underlying land is herein called a "Ground Lease", and the lessor under any such lease is herein called a "Ground Lessor." Any Mortgage which is a first lien against the Building, the land on which the Building is located, the leasehold estate or the lessor under a Ground Lease (if the property is not then subject to an unsubordinated mortgage) is herein called a "First Mortgage" and the holder or beneficiary of or Ground Lessor under any First Mortgage is herein called a "First Mortgagee.") This Lease is, or shall be, subject and subordinate to any First Mortgage now or hereafter encumbering the Building. This provision shall be self-operative, and no further instrument of subordination shall be required to effectuate such subordination. If requested by a First Mortgagee, Tenant will either (i) subordinate its interest in this Lease to said First Mortgage, and to any and all advances made thereunder and to the interest thereon, and to all renewals, replacements, supplements, amendments, modifications and extensions thereof, or (ii) make certain of Tenant's rights and interest in this Lease superior thereto; and Tenant will promptly execute and deliver such agreement or agreements as may be reasonably required by such Mortgagee or Ground Lessor; provided, however, Tenant covenants it will not subordinate this Lease to any Mortgage or Ground Lease other than a First Mortgage (including a Ground Lease defined as a First Mortgage hereunder) without the prior written consent of the First Mortgagee. Tenant agrees that Landlord may assign the rents and interests in this Lease to the holder of any Mortgage or Ground Lease. In conjunction with the foregoing provisions, Tenant hereby acknowledges its agreement to execute the Subordination, Non-Disturbance and Attornment Agreement and/or the Lease Estoppel Certificate required by such Mortgagee and/or Ground Lessor within ten
(10) days following the receipt of a written request therefor.

  24.02   Attornment.  It is further agreed that (a) if any Mortgage shall be
          ----------
foreclosed, or if any Ground Lease be terminated, (i) the liability of the Mortgagee or purchaser at such foreclosure sale or the liability of a subsequent owner designated as Landlord under this Lease shall exist only so long as such Mortgagee, purchaser or owner is the owner of the Building or the land on which the Building is located, and such liability shall not continue or survive after further transfer of ownership; and (ii) upon request of the Mortgagee, if the Mortgage shall be foreclosed, Tenant will attorn, as Tenant under this Lease, to the purchaser at any foreclosure sale under any Mortgage or upon request of the Ground Lessor, if any Ground Lease shall be terminated, Tenant will attorn as Tenant under this Lease to the Ground Lessor, and Tenant will execute such instruments as may be necessary or appropriate to evidence such attornment; (b) this Lease may not be modified or amended so as to reduce the Rent or shorten the Term provided hereunder, or so as to adversely affect in any other respect to any material extent the rights of Landlord or its successor, nor shall this Lease be canceled or surrendered, without the prior written consent, in each instance, of the First Mortgagee; and (c) Tenant waives the provisions of any statute or rule of law, now or hereafter in effect, that may give or purport to give Tenant any right to terminate or otherwise adversely affect Landlord's interest in this Lease or reduce or limit the obligations of Tenant hereunder in the event of the prosecution or completion of any such foreclosure proceeding. No Mortgagee or any purchaser at a foreclosure sale shall be liable for any act or omission of Landlord which occurred prior to such sale or conveyance, nor shall Tenant be entitled to any offset against or deduction from Rent due after such date by reason of any act or omission of Landlord prior to such date. Further, Tenant agrees that no Mortgagee shall be bound by the prepayment of Rent made in excess of sixty (60) days before the date on which such payment is due.

     24.03  Mortgagee Requirements.  Should any prospective First Mortgagee
            ----------------------
require a modification or modifications of this Lease, which modification or modifications will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, in the reasonable judgment of Tenant, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are required therefor and deliver the same to Landlord within ten (10) days following the request therefor. Should any prospective Mortgagee or Ground Lessor require execution of a short form of lease for recording (containing, among other customary provisions, the names of the parties, a description of the Premises and the Term of this Lease), Tenant agrees to execute such short form of Lease and deliver the same to Landlord within ten (10) days following the request therefor.

     24.04  Mortgagee's Notice and Cure Rights.  Tenant agrees to simultaneously
            ----------------------------------
give any First Mortgagee, by registered or certified mail, a copy of any notice or claim of default served upon Landlord by Tenant, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy or an assignment of Landlord's interests in leases, or otherwise) of the address of such First Mortgagee. Tenant further agrees that if Landlord shall have failed to cure such default within twenty (20) days after such notice to Landlord (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if Landlord has commenced within such twenty (20) days and is diligently pursuing the remedies or steps necessary to cure or correct such default), then the First Mortgagee shall have an additional thirty (30) days within which to cure or correct such default (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if such First Mortgagee has commenced within such thirty
(30) days and is diligently pursuing the remedies or steps necessary to cure or correct such default, including the time necessary to obtain possession if possession is necessary to cure or correct such default) before Tenant may exercise any right or remedy which it may have on account of any such default of Landlord.

     24.05  Estoppel Certificate.  Tenant agrees that from time to time, within
            --------------------
seven (7) days of receipt of prior written request by Landlord, Tenant will, and Tenant will cause any subtenant, licensee, concessionaire or other occupant of the Premises to, promptly complete, execute and deliver to Landlord or any party or parties designated by Landlord a statement in writing certifying: (i) that this Lease is unmodified and in full force and effect (or if there have been modifications that the same are in full force and effect as modified and identifying the modifications); (ii) the dates to which the Rent and other charges have been paid; (iii) that the Premises have been unconditionally accepted by Tenant (or if not, stating with particularity the reasons why the Premises have, not been unconditionally accepted); (iv) the amount of any Security Deposit held hereunder; (v) that, so far as the party making the certificate knows, Landlord is not in default under any provisions of this Lease, if such is the case, and if not, identifying all defaults with particularity; and (vi) any other matter reasonably requested by Landlord. Any purchaser or Mortgagee of any interest in the Building shall be entitled to rely on said statement. Failure to give such a statement within seven (7) days after said written request shall be conclusive evidence, upon which Landlord and any such purchaser or Mortgagee shall be entitled to rely, that this Lease is in full force and effect and Landlord is not in default and Tenant shall be estopped from asserting against Landlord or any such purchaser or Mortgagee any defaults of Landlord existing at that time but Tenant shall not thereby be relieved of the affirmative obligation to give such statement. Moreover, if Tenant fails to deliver or cause to be delivered such statement within said seven (7) day period, Landlord shall be entitled to collect from Tenant upon demand, as liquidated damages occasioned by such delay and not as a penalty (the actual damages resulting from such delay being impossible to ascertain), a sum equal to one-fifteenth of the Monthly Base Rent for each day, up to fifteen (15) days, after the expiration of said seven (7) day period that Tenant fails to deliver such statement. If such failure persists after such fifteen (15) day period, Landlord shall be entitled to pursue any and all remedies it may have with respect to such Default, including termination of this Lease or Tenant's right to possession and collection of damages, including consequential damages, arising by reason of such Default.

     24.06  Nondisturbance Agreement Benefitting Tenant. Notwithstanding
            -------------------------------------------
anything in this Lease to the contrary, Landlord shall use commercially reasonable efforts to obtain and deliver to Tenant within forty-five (45) days of the date of full execution of this Lease a nondisturbance agreement, as more particularly described below, from any present mortgagee, beneficiary of a deed of trust, or lender. Such nondisturbance agreement shall provide, among other things, that Tenant, notwithstanding any default of Landlord thereunder, will have the right to remain i n possession of the Premises described herein in accordance with the terms and provisions of this Lease for so long as Tenant will not be in default under this Lease.

                                   ARTICLE 25
                              HAZARDOUS MATERIALS

     Tenant covenants and agrees that it shall not cause or permit any Hazardous Material (as defined below) to be brought upon, kept, or used in or about the Premises or Building by Tenant, its agents, employees, contractors or invitees. The foregoing covenant shall not extend to substances typically found or used in general administrative office applications so long as (i) such substances and any equipment which generates such substances are maintained only in such quantities as are reasonably necessary for Tenant's operations in the Premises,
(ii) such substances are used strictly in accordance with the manufacturers' instructions therefor, (iii) such substances are not disposed of in or about the Building in a manner which would constitute a release or discharge thereof, and
(iv) all such substances and any equipment which generates such substances are removed from the Building by Tenant upon the expiration or earlier termination of this Lease. Any use, storage, generation, disposal, release or discharge by Tenant of Hazardous Materials in or about the Building as is permitted pursuant to this Section shall be carried out in compliance with all applicable federal, state and local laws, ordinances, rules and regulations. Moreover, no Hazardous Materials resulting from any operations by Tenant shall be stored or maintained by Tenant in or about the Building for more than ninety (90) days prior to removal by Tenant. Tenant shall, annually within thirty (30) days after Tenant's receipt of Landlord's written request therefor, provide to Landlord a written list identifying any Hazardous Materials then maintained by Tenant in the Building, the use of each such Hazardous Material and the approximate quantity of each such Hazardous Material so maintained by Tenant, together with written certification by Tenant stating, in substance, that neither Tenant nor any person for whom Tenant is responsible has released or discharged any Hazardous Materials in or about the Building.

     In the event that Tenant proposes to conduct any use or to operate any equipment which will or may utilize or generate a Hazardous Material other than as specified in the first paragraph of this subsection, Tenant shall first in writing submit such use or equipment to Landlord for approval, which approval may be granted or withheld in Landlord's sole discretion. No approval by Landlord shall relieve Tenant of any obligation of Tenant pursuant to this subsection, including the removal, clean-up and indemnification obligations imposed upon Tenant by this subsection. Tenant shall, within five (5) days after receipt thereof, furnish to Landlord copies of all notices or other communications received by Tenant with respect to any actual or alleged release or discharge of any Hazardous Material in or about the Premises or the Building and shall, whether or not Tenant receives any such notice or communication, notify Landlord in writing of any discharge or release of Hazardous Material by Tenant or anyone for whom Tenant is responsible in or about the Premises or the Building. In the event that Tenant is required to maintain any Hazardous Materials license or permit in connection with any use conducted by Tenant or any equipment operated by Tenant in the Premises, copies of each such license or permit, each renewal or revocation thereof and any communication relating to suspension, renewal or revocation thereof shall be furnished to Landlord within five (5) days after receipt thereof by Tenant. Compliance by Tenant with the two immediately preceding sentences shall not relieve Tenant of any other obligation of Tenant pursuant to this subsection.

     Upon any violation of the foregoing covenants, Tenant shall be obligated, at Tenant's sole cost, to clean-up and remove from the Building all Hazardous Materials introduced into the Building by Tenant or any person or entity for whom Tenant is responsible. Such clean-up and removal shall include all testing and investigation required by any governmental authorities having jurisdiction and preparation and implementation of any remedial action plan required by any governmental authorities having jurisdiction. All such clean-up and removal activities of Tenant shall, in each instance, be conducted to the satisfaction of Landlord and all governmental authorities having jurisdiction. Landlord's right of entry pursuant to Article 16 above shall include the right to enter and inspect the Premises for violations of Tenant's covenants herein.

     Notwithstanding and in addition to the provisions of Article 14 above, Tenant shall indemnify, defend and hold harmless Landlord and Landlord's Related Parties from and against any and all claims, liabilities, losses, actions, costs and expenses (including attorneys' fees and costs of defense) incurred by such indemnified persons, or any of them, as the result of (i) the introduction into or about the Building by Tenant or anyone for whom Tenant is responsible of any Hazardous Materials, (ii) the usage, storage, maintenance, generation, disposition or disposal by Tenant or anyone for whom Tenant is responsible of Hazardous Materials in or about the Building, (iii) the discharge or release in or about the Building by Tenant or anyone for whom Tenant is responsible of any Hazardous Materials, (iv) any injury to or death of persons or damage to or destruction of property resulting from the use, introduction, maintenance, storage, generation, disposal, disposition, release or discharge by Tenant or anyone for whom Tenant is responsible of Hazardous Materials in or about the Building, and (v) any failure of Tenant or anyone for whom Tenant is responsible to observe the foregoing covenants of this subsection.

     Upon any violation of the foregoing covenants, Landlord shall be entitled to exercise all remedies available to a landlord against a defaulting tenant, including but not limited to those set forth in Article 21 above. Without limiting the generality of the foregoing, Tenant expressly agrees that upon any such violation Landlord may, at its option, (i) immediately terminate this Lease or (ii) continue this Lease in effect until compliance by Tenant with its clean-up and removal covenant notwithstanding any earlier expiration date of the term of this Lease. No action by Landlord hereunder shall impair the obligations of Tenant pursuant to this subsection.

     As used in this subsection, "Hazardous Materials" is used in its broadest sense and shall include any petroleum based products, pesticides, paints and solvents, polychlorinated biphenyl, lead, cyanide, DDT, acids, ammonium compounds and other chemical products and any substance or material defined or designated as hazardous or toxic, or other similar term, by any federal, state or local environmental statute, regulation, or ordinance affecting the Premises or Building presently in effect or that may be promulgated in the future, as such statutes, regulations and ordinances may be amended from time to time, including but not limited to the following statutes: Resource Conservation and Recovery Act of 1976, 42 U.S.C. (S) 6901 et seq.; Comprehensive Environmental
                                         -- ----
Response, Compensation, and Liability Act of 1980, 42 U.S.C. (S) 9601 et seq.;
                                                                      -- ----
Clean Air Act, 42 U.S.C. (S)(S) 7401-7626; Water Pollution Control Act (Clean Water Act of 1977), 33 U.S.C. (S) 1251 et seq.; Insecticide, Fungicide, and
                                       -- ----
Rodenticide Act (Pesticide Act of 1987), 7 U.S.C. (S) 135 et seq.; Toxic
                                                          -- ----
Substances Control Act, 15 U.S.C. (S) 2601 et seq.; Safe Drinking Water Act, 42
                                           -- ----
U.S.C. (S) 300(f) et seq.; National Environmental Policy Act (NEPA) 42 U.S.C.
                  -------
(S) 4321 et seq.; Refuse Act of 1899, 33 U.S.C. (S) 407 et seq.; Tenant
         -- ----                                        -- ----
acknowledges that incorporation of any material containing asbestos into the Premises is absolutely prohibited. Tenant agrees, represents and warrants that it shall not incorporate or permit or suffer to be incorporated, knowingly or unknowingly, any material containing asbestos into the Premises.

     The provisions of this Article 25 shall survive the expiration or termination of this Lease.

                                  ARTICLE 26
                             RELOCATION OF TENANT

[INTENTIONALLY OMITTED]

                                   ARTICLE 27
                              NOTICES AND DEMANDS

     All notices, demands, approvals, consents, requests for approval or consent or other writings in this Lease provided to be given, made or sent by either party hereto to the other ("Notice") shall be in writing and shall be deemed to have been fully given, made or sent when made by personal service or two (2) business days after deposit in the United States mail, certified or registered and postage prepaid and properly addressed as follows:

To Landlord:  The address set forth in Section l.0l above, with a copy to
              Landlord's Management Agent at the address set forth in Section
              1.18 above.

To Tenant:  The address set forth in Section 1.02 above; provided, however, if the Premises shall have been vacated, Notice may be posted on the door to the Premises.

The address to which any Notice should be given, made or sent to either party may be changed by written notice given by such party as above provided. Any notice, demand, request or consent to be made by or required of Landlord, may be made and given by Landlord's Management Agent with the same force and effect as if made and given by Landlord.

                                  ARTICLE 28
                         MISCELLANEOUS; TENANT OPTIONS

     28.01  Landlord's Lien and Security Interest.  [Intentionally Omitted]
            -------------------------------------

     28.02 Construction. The language in all parts of this Lease shall in all be construed as a whole according to its fair meaning and neither strictly for nor against either Landlord or Tenant. Article and Section headings in this Lease are for convenience only and are not to be construed as part of this Lease or in any way defining, limiting, amplifying, construing, or describing the provisions hereof. Time is of the essence of this Lease and every term, covenant and condition hereof. The words "Landlord" and "Tenant," as herein used, shall include the plural as well as the singular. The neuter gender includes the masculine and feminine. In the event there is more than one person or entity which executes this Lease as Tenant, the obligations to be performed and liability of all such persons and entities shall be joint and several. All of the covenants of Tenant hereunder shall be deemed and construed to be "conditions" as well as "covenants" as though the words specifically expressing or importing conditions were used in each separate instance. Landlord and Tenant agree that in the event any term, covenant or condition herein contained (other than with respect to the payment of Rent) is held to be invalid or void by any court of competent jurisdiction, the invalidity of any such term, covenant or condition shall in no way affect any other term, covenant or condition herein contained.

     28.03  Brokers.  Landlord and Tenant represent and warrant unto each other
            -------
that each has directly dealt with and only with Landlord's Management Agent and the Broker, if any, identified in Article 1 of this Lease as broker in connection with this Lease, and agree to indemnify and hold harmless each other from and against any and all claims or demands, damages, liabilities and expenses of any type or nature whatsoever arising by reason of the incorrectness or breach of the aforesaid representation or warranty. Landlord shall pay, and agrees to indemnify and hold harmless Tenant from and against any claim by, Landlord's Management Agent and the Broker for its commission arising out of the execution and delivery of this Lease.

     28.04  Benefit.  Subject to the provisions of Articles 19 and 20 hereof,
            -------
all terms, covenants and conditions on this Lease shall be binding upon and inure to the benefit of and shall apply to the respective heirs, executors, administrators, successors, assigns and legal representatives of Landlord and Tenant.

     28.05  Execution and Delivery.  The submission of an unsigned copy of this
            ----------------------
Lease by Landlord or Tenant to the other will not constitute an offer or option to lease the Premises. The execution of this Lease by Tenant and delivery of the same to Landlord or Landlord's Management Agent do not constitute a reservation of or option to lease the Premises or an agreement by Landlord to enter into a Lease, and this Lease shall become effective only if and when Landlord executes and delivers a counterpart hereof to Tenant; provided, however, the execution and delivery by Tenant of this Lease to Landlord or Landlord's Management Agent shall constitute an irrevocable offer by Tenant to lease the Premises on the terms and conditions herein contained, which offer may not be withdrawn or revoked for thirty (30) days after such execution and delivery. If Tenant is a corporation, it shall deliver to Landlord concurrently with the delivery to Landlord of an executed Lease, a certified resolution of Tenant's directors authorizing execution and delivery of this Lease and the performance by Tenant of its obligations hereunder. If Tenant is a partnership, it shall deliver to Landlord concurrently with the delivery to Landlord of an executed Lease, a certified copy of its partnership agreement or other satisfactory evidence of execution and performance authority. Tenant shall not record this Lease or any memorandum or other evidence hereof.

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

     28.06   Default Under Other Lease or Agreement.  If the term of any lease
             --------------------------------------
(other than this Lease) made by Tenant for any demised premises in the Building or any other agreement with Landlord shall be terminated or terminable after the making of this Lease, because of any default by Tenant under such other lease or agreement, such fact shall empower Landlord, at Landlord's sole option, to declare this Lease to be in default by written notice to Tenant.

     28.07   Applicable Law.  This Lease shall be governed by and construed in
             --------------
accordance with the laws of the State of Colorado.

     28.08   Amendments. This Lease contains and embodies the entire agreement
             ----------
of the parties hereto, and no representation, inducements or agreements, oral or otherwise, not contained in this Lease shall be of any force or effect. This Lease may not be modified in whole or in part in any manner other than by an instrument in writing duly signed by both parties hereto.

     28.09   Non-Waiver of Defaults.  No waiver of any provision of this Lease
             ----------------------
shall be implied by any failure of Landlord to enforce any remedy on account of the violation of such provision, even if such violation be continued or repeated subsequently, and no express waiver shall affect any provision other than the one specified in such waiver and in that event only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease will in any way alter the length of the Term of Tenant's right of possession hereunder or, after the giving of any notice, shall reinstate, continue or extend the Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of Rent shall not waive or affect said notice, suit or judgment, nor shall any such payment be deemed to be other than on account of the amount due, nor shall the acceptance of Rent be deemed a waiver of any breach by Tenant of any term, covenant or condition of this Lease. No endorsement or statement on any check or any letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction. Landlord may accept any such check or payment without prejudice to Landlord's right to recover the balance due of any installment or payment of Rent or pursue any other remedies available to Landlord with respect to any existing Defaults. None of the terms, covenants or conditions of this Lease can be waived by either Landlord or Tenant except by appropriate written instrument.

     28.10   Force Majeure. Landlord shall not be deemed in default with respect
             -------------
to the failure to perform any of the terms, covenants and conditions of this Lease on Landlord's part to be performed, if such failure is due in whole or in part to any strike, lockout, labor dispute (whether legal or illegal), civil disorder, inability to procure materials, failure of power, restrictive governmental laws and regulations, riots, insurrections, war, fuel shortages, accidents, casualties, Acts of God, acts caused directly or indirectly by Tenant (or Tenant's agents, employees, guests or invitees), acts of other tenants or occupants of the Building or any other cause beyond the reasonable control of Landlord. In such event, the time for performance by Landlord shall be extended by an amount of time equal t o the period of the delay so caused. No interruption of service resulting from any of the causes described in the first sentence of the Section shall relieve Tenant of any of its obligations under this Lease or render Landlord liable for damages. Landlord shall not be liable to Tenant for any expense, injury, loss or damage resulting from work done in or upon, or the use of, any adjacent or nearby building, land, street, alley or underground vault or passageway.

     28.11   Counterparts.  This Lease may be executed in several duplicate
             ------------
counterparts, each of which shall be deemed an original of this Lease for all purposes.

     28.12   Work Letters and Exhibits.  Any and all work letters and exhibits
             -------------------------
attached hereto are hereby incorporated in this Lease by reference.

     28.13   Financial Statements. Tenant shall, when requested by Landlord from
             --------------------
time to time, furnish a true and accurate audited statement of its financial condition prepared in conformity with generally accepted accounting principles and in a form reasonably satisfactory to Landlord.

     28.14   Relationship of Parties. Nothing contained in this Lease shall
             -----------------------
create any relationship between the parties hereto other than that of Landlord and Tenant, and it is acknowledged and agreed that Landlord shall not be deemed to be a partner of Tenant in the conduct of its business, or a joint venturer or a member of a joint or common enterprise with Tenant.

     28.15   No Recording.  Tenant shall not record this Lease or any memorandum
             ------------
thereof without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion.

     28.16   Bankruptcy.  Landlord and Tenant understand that, notwithstanding
             ----------
certain provisions to the contrary contained herein, a trustee or debtor in possession under the United States Bankruptcy Code ("Code") may have certain rights to assume or assign this Lease. Landlord and Tenant further understand that, in such event, Landlord is entitled under the Code to adequate assurances of future performance of the terms and provisions of this Lease. The parties hereto agree that, with respect to any such assumption or assignment, the term "adequate assurance" shall include at least the following: (1) since the financial condition and resources of Tenant were a material inducement to Landlord in entering into this Lease, in order to assure Landlord that the proposed assignee will have the resources with which to pay all Rent payable pursuant to the terms hereof, any proposed assignee must have, as demonstrated to Landlord's satisfaction, a net worth (as defined in accordance with generally accepted accounting principles consistently applied) of not less than the net worth of tenant on the date this Lease became effective, increased by seven percent (7%), compounded annually, for each year from the Commencement Date through the date of the proposed assignment; (2) since Landlord's asset will be substantially impaired if the trustee in bankruptcy or any assignee of this Lease makes any use of the Premises other than the Permitted Use, any proposed assignee must have been engaged in the conduct of business for the five (5) years prior to any such proposed assignment, which business does not violate the Permitted Use, and such proposed assignee shall continue to engage in the Permitted Use; and (3) any proposed assignee of this Lease must assume and agree to be personally bound by the terms, covenants and provisions of this Lease.

     28.17   Landlord's Consent.  Unless otherwise specifically provided herein,
             ------------------
wherever Landlord's consent is required, such consent may be withheld by Landlord at Landlord's sole discretion.

     28.18   Landlord's Contingency.  Tenant acknowledges and agrees that the
             ----------------------
terms and conditions of this Lease are specifically contingent upon the approval by Landlord's Mortgagee of this Lease. Accordingly, in the event that Landlord's Mortgagee fails to approve this Lease, this Lease shall automatically terminate and be of no further force or effect.

     28.19   Renewal Term.           [INTENTIONALLY OMITTED]
             ------------

     IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

LANDLORD:                           TENANT:

WESTMARK TERRACE TOWER II, INC.,    INTEK INFORMATION, INC., a
a Delaware corporation              a Delaware corporation


By:  /s/ Fred Wasson                By:  /s/  Patrick O'Neal
     ---------------                     -------------------
Name:  Fred Wasson                  Name:  Patrick O'Neal
       -------------                       --------------
Title: Authorized Signatory         Title: Managing Director


By:  /s/  Robert L. Rattray         By: ______________________________
     ----------------------
Name:     Robert L. Rattray         Name: ____________________________
Title:    Authorized Signatory      Title: ___________________________

                                       32